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                                                                 EXHIBIT 10.123

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                            ASSET EXCHANGE AGREEMENT

                                 BY AND BETWEEN

                            PAXSON COMMUNICATIONS OF
                              BIRMINGHAM-44, INC.

                                      AND

                                 WNAL-TV, INC.

                                      FOR

                           TELEVISION STATION WNAL-TV
                                GADSDEN, ALABAMA

                                     * * *

                                 AUGUST 7, 1996

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                               TABLE OF CONTENTS


                                                                                                                     Page
                                                                                                                     ----

RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

SECTION 1                 DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         "Assets" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         "Asset Value"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         "Assumed Contracts"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         "Birmingham ADI" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         "First Closing"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         "First Closing Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         "Second Closing" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         "Second Closing Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         "Consents" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         "Contracts"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         "FAA"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         "FCC"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         "FCC Consent"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         "FCC Licenses" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         "Final Order"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         "Intangibles"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         "Licenses" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         "Loan Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         "Modification Application" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         "Real Property"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         "Exchangor's Accounts Receivable"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         "Tangible Personal Property" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         "Time Brokerage Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         "To the best of Exchangor's knowledge" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

SECTION 2                 EXCHANGE AND TRANSFER OF ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.1     Agreement to Transfer and Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.2     Excluded Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         2.3     Asset Value Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         2.4     Payment of Exchange Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         2.5     Assumption of Liabilities and Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6


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
                                                                                                                      Page
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
SECTION 3                 REPRESENTATIONS AND WARRANTIES OF EXCHANGOR . . . . . . . . . . . . . . . . . . . . . . . . . 7
         3.1     Organization, Standing, and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         3.2     Authorization and Binding Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         3.3     Absence of Conflicting Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         3.4     Governmental Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         3.5     Title to and Condition of Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         3.6     Title to and Condition of Tangible Personal Property . . . . . . . . . . . . . . . . . . . . . . . . . 9
         3.7     Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         3.8     Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         3.9     Intangibles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.10    Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.11    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.12    Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.13    Personnel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         3.14    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.15    Claims and Legal Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.16    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.17    [Reserved].  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         3.18    Conduct of Business in Ordinary Course . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         3.19    Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

SECTION 4                 REPRESENTATIONS AND WARRANTIES OF RECIPIENT . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.1     Organization, Standing, and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.2     Authorization and Binding Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.3     Absence of Conflicting Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.4     Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.5     Recipient Qualifications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

SECTION 5                 OPERATIONS OF THE STATION PRIOR TO CLOSING  . . . . . . . . . . . . . . . . . . . . . . . .  16
         5.1     Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         5.2     Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         5.3     Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         5.4     Disposition of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5.5     Encumbrances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5.6     Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5.7     Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5.8     No Inconsistent Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5.9     Access to Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..  17
         5.10    Maintenance of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.11    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.12    Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18



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
                                                                                                                     Page
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
         5.13    Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.14    Notification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.15    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         5.16    Financing Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         5.17    Preservation of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

SECTION 6                 SPECIAL COVENANTS AND AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         6.1     FCC Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         6.2     Control of the Station . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         6.3     Risk of Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         6.4     Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         6.5     Cooperation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         6.6     Bulk Sales Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         6.7     Title Insurance and Surveys  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         6.8     Sales Tax Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         6.9     Access to Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         6.10    Broker . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         6.11    Cable Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         6.12    Allocation of Asset Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         6.13    Section 1031 Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

SECTION 7                 CONDITIONS TO OBLIGATIONS OF RECIPIENT AND
                          EXCHANGOR AT THE FIRST CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         7.1     Conditions to Obligations of Recipient . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         7.2     Conditions to Obligations of Exchangor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

SECTION 8                 FIRST CLOSING AND CLOSING DELIVERIES  . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         8.1     First Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         8.2     Deliveries by Exchangor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         8.3     Deliveries by Recipient  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

SECTION 9                 CONDITIONS AND OBLIGATIONS OF RECIPIENT AND
                          EXCHANGOR AT THE SECOND CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         9.1     Conditions to Obligations of Recipient . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         9.2     Conditions to Obligations of Exchangor . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . 28

SECTION 10                SECOND CLOSING AND CLOSING DELIVERIES . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         10.1    Second Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         10.2    Deliveries by Exchangor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         10.3    Deliveries by Recipient  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

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
                                                                                                                    Page
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
SECTION 11                TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         11.1    Termination by Exchangor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         11.2    Termination by Recipient . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         11.3    Rights on Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

SECTION 12                SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                          INDEMNIFICATION; CERTAIN REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         12.1    Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         12.2    Indemnification by Exchangor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         12.3    Indemnification by Recipient . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         12.4    Procedure for Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         12.5    Specific Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         12.6    Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

SECTION 13             MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         13.1    Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         13.2    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         13.3    Benefit and Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         13.4    Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         13.5    GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         13.6    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         13.7    Gender and Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         13.8    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         13.9    Waiver of Compliance; Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         13.10   Press Release  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         13.11   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37


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


                                                    LIST OF SCHEDULES
                                                    -----------------
                 Schedule 2.2              --      Excluded Property
                 Schedule 3.3              --      Consents
                 Schedule 3.4              --      Licenses
                 Schedule 3.5              --      Real Property
                 Schedule 3.6              --      Tangible Personal Property
                 Schedule 3.7              --      Contracts
                 Schedule 3.9              --      Intangibles
                 Schedule 3.11             --      Insurance Policies
                 Schedule 3.13             --      Employee Matters
                 Schedule 3.15             --      Claims
                 Schedule 3.17             --      Compliance Matters
                 Schedule 8.2(g)           --      Form of Opinions of Exchangor's Counsel
                                                   (First Closing)
                 Schedule 8.3(d)           --      Form of Opinions of Recipient's Counsel
                                                   (First Closing)
                 Schedule 10.2(d)          --      Form of Opinions of Exchangor's Counsel
                                                   (Second Closing)
                 Schedule 10.3(d)          --      Form of Opinions of Recipient's Counsel
                                                   (Second Closing)

                            ASSET EXCHANGE AGREEMENT


         This ASSET EXCHANGE AGREEMENT is dated as of the 7th day of August, 1996, by and between Paxson Communications of Birmingham-44, Inc., a Florida corporation ("Recipient"), and WNAL-TV, Inc., an Alabama corporation ("Exchangor").

                                    RECITALS

         A. Exchangor is the licensee of and owns and operates television station WNAL-TV, Gadsden, Alabama (the "Station") pursuant to licenses issued by the Federal Communications Commission ("FCC").

         B. Exchangor desires to sell, and Recipient wishes to acquire, substantially all the assets that are owned by Exchangor and are used or useful in the business or operations of the Station, for the price and on the terms and conditions set forth in this Agreement.

                                   AGREEMENTS

         In consideration of the above recitals and of the mutual agreements and covenants contained in this Agreement, Recipient and Exchangor, intending to be bound legally, agree as follows:

SECTION 1                 DEFINITIONS

         The following terms, as used in this Agreement, shall have the meanings set forth in this Section:

         "Assets" means the assets to be sold, transferred, or otherwise conveyed to Recipient under this Agreement, as specified in Section 2.1.

         "Asset Value" means the Asset Value specified in Section 2.3.

         "Assumed Contracts" means (i) all Contracts listed in Schedule 3.7 that are specifically designated as Contracts that will be assumed by Recipient at Closing, (ii) any Contracts entered into by Exchangor between the date of this Agreement and the Closing Date that Recipient agrees in writing to assume, and (iii) time sales contracts entered into by Exchangor in compliance with
Section 5.3.

         "Birmingham ADI" means the Birmingham, Alabama Area of Dominant Influence as defined in the 1991-1992 Area of Dominant Influence Market Guide published by the Arbitron Co.

         "First Closing" means the consummation of the exchange and transfer of the Assets pursuant to this Agreement in accordance with the provisions of
Section 8.

         "First Closing Date" means the date on which the First Closing occurs, as determined pursuant to Section 8.

         "Second Closing" means the consummation of the exchange and transfer of the Assets pursuant to this Agreement in accordance with the provisions of
Section 10.

         "Second Closing Date" means the date on which the Second Closing occurs, as determined pursuant to Section 10.

         "Consents" means the consents, permits, or approvals of government authorities and other third parties necessary to transfer the Assets to Recipient or otherwise to consummate the transactions contemplated by this Agreement.

         "Contracts" means all contracts, leases, non-governmental licenses, and other agreements (including leases for personal or real property and employment agreements), written or oral (including any amendments and other modifications thereto) to which Exchangor is a party or which are binding upon Exchangor and which relate to or affect the Assets or the business or operations of the Station, and (i) which are in effect on the date of this Agreement or (ii) which are entered into by Exchangor between the date of this Agreement and the Second Closing Date.

         "FAA" means the Federal Aviation Administration.

         "FCC" means the Federal Communications Commission.

         "FCC Consent" means action by the FCC granting its consent to the assignment of the FCC Licenses to Recipient as contemplated by this Agreement.

         "FCC Licenses" means all Licenses issued by the FCC to Exchangor in connection with the business or operations of the Station.

         "Final Order" means an action by the FCC that has not been reversed, stayed, enjoined, set aside, annulled, or suspended, and with respect to which no requests are pending for administrative or judicial review, reconsideration, appeal, or stay, and the time for filing any such requests and the time for the FCC to set aside the action on its own motion under its rules and regulations have expired.

         "Intangibles" means all copyrights, trademarks, trade names, service marks, service names, licenses, patents, permits, jingles, proprietary information, technical information and data, machinery and equipment warranties, and other similar intangible property rights and interests (and any goodwill associated with any of the foregoing) applied for, issued to, or owned by Exchangor or under which Exchangor is licensed or franchised and which are used or useful in the business and operations of the Station, together with any additions thereto between the date of this Agreement and the Closing Date.


         "Licenses" means all licenses, permits, and other authorizations issued by the FCC, the Federal Aviation Administration, or any other federal, state, or local governmental authorities to Exchangor in connection with the conduct of the business or operations of the Station, together with any additions thereto between the date of this Agreement and the Closing Date.

         "Loan Agreement" means the Loan Agreement dated as of August 7, 1996 by and between Exchangor and Recipient.

         "LTEC" means Lawyers Title Exchange Company, a Delaware corporation, which may serve, at the request of Exchangor, as a "qualified intermediary" as contemplated by Section 1031 of the Code and the regulations promulgated thereunder, with respect to the transfer of the assets to Recipient at Closing.

         "Material Contracts" means Assumed Contracts designated on Schedule
3.7 as constituting material contracts.

         "Modification Application" means the construction permit application filed by Exchangor with the FCC on September 7, 1995 as amended on July 23, 1996 (FCC File No. BPCT-950907KE) seeking authority to relocate the Station's transmitter to a site at 33 53' 49"/86 30' 22" or, if and only if the pending construction permit is not approved by the FCC or the FAA, local or state approvals cannot all be obtained, or the land owner refuses to perform, then Exchangor may seek approval of the FCC, FAA and local and state authorities for authorizations to construct modified facilities or facilities on a different site for the Station in either case that would provide predicted City Grade service to the entire city of Gadsden and predicted Grade A service to the entire city of Birmingham (both coverages as determined in accordance with the FCC's rules and regulations).

         "Real Property" means all real property and interests in real property, including fee estates, leaseholds and subleaseholds, exchange options, easements, licenses, rights to access, and rights of way, and all buildings and other improvements thereon, and other real property interests which are used or useful in the business or operations of the Station, together with any additions thereto between the date of this Agreement and the Closing Date.

         "Exchangor's Accounts Receivable" means the rights of Exchangor to payment for the transfer of advertising time run on the Station by Exchangor as of 11:59 p.m., local time, on the day prior to the Time Brokerage Agreement.

         "Tangible Personal Property" means all machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, inventory, spare parts, and other tangible personal property which is owned by Exchangor and is used or useful in the conduct of the business or operations of the Station, together with any additions thereto between the date of this Agreement and the Closing Date.

         "Time Brokerage Agreement" means the Agreement between Exchangor and Recipient dated August 7, 1996 whereby Recipient shall provide programming for the Station effective September 2, 1996.

         "To the best of Exchangor's knowledge" means to the actual knowledge of Anthony J. Fant after reasonable inquiry, including where appropriate, the inquiry of the Station Manager.

SECTION 2                 EXCHANGE AND TRANSFER OF ASSETS

         2.1 Agreement to Transfer and Exchange. Subject to the terms and conditions set forth in this Agreement, Exchangor hereby agrees to transfer, and deliver to Recipient on the Closing Date, and Recipient agrees to acquire all of the tangible and intangible assets owned by Exchangor and used or useful in connection with the conduct of the business or operations of the Station, together with any additions thereto between the date of this Agreement and the Closing Date, but excluding the assets described in Section 2.2, free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (except for liens for current taxes not yet due and payable and liens that are removed at Closing by assignment of a portion of the proceeds thereof), including the following:

                 (a)      The Tangible Personal Property;

                 (b)      The Real Property;

                 (c)      The Licenses;

                 (d)      The Assumed Contracts;

                 (e) The Intangibles and all intangible assets of Exchangor relating to the Station that are not specifically included within the Intangibles, including the goodwill of the Station, if any;

                 (f) All of Exchangor's proprietary information, technical information and data, machinery and equipment warranties, maps, computer discs and tapes, plans, diagrams, blueprints, and schematics, including filings with the FCC relating to the business and operation of the Station; and

                 (g) All books and records relating to the business or operations of the Station, (except as otherwise provided in Section 2.2(b)) including executed copies of the Assumed Contracts, and all records required by the FCC to be kept by the Station.

         2.2 Excluded Assets. The Assets shall exclude the following assets:

                 (a) Exchangor's cash on hand as of the Closing and all other cash in any of Exchangor's bank or savings accounts; any insurance policies, letters of credit, or other similar items and cash surrender value in regard thereto; and any stocks, bonds, certificates of deposit and similar investments;

                 (b) All books and records that Exchangor is required by law to retain and that pertain to Exchangor's corporate organization and all books and records that are required by Exchangor to prepare its tax returns or to substantiate information reported to federal and state governmental authorities;

                 (c) Any pension, profit-sharing, or employee benefit plans, and any collective bargaining agreements;

                 (d)      All property listed on Schedule 2.2 hereto; and

                 (e)      The Exchangor's Accounts Receivable;

         2.3 Asset Value Price. The Asset Value for the Assets ("Asset Value") shall be Ten Million Dollars ($10,000,000), adjusted as provided below:

                 (a) Prorations. The Asset Value shall be increased or decreased as required to effectuate the proration of expenses prepaid or deferred by Exchangor after giving effect to the application of payments made under the Time Brokerage Agreement. All expenses prepaid or delivered by Exchangor after giving effect to the application of payments made under the Time Brokerage Agreement arising from the operation of the Station, including business and license fees, utility charges and deposits, real and personal property taxes and assessments levied against the Assets, property and equipment rentals, applicable copyright or other fees, transfers and service charges, taxes (except for taxes arising from the transfer of the Assets under this Agreement), and similar prepaid and deferred items, shall be prorated between Recipient and Exchangor in accordance with the principle that Exchangor shall be responsible for all expenses, costs, and liabilities allocable to the period prior to the

Second Closing Date, and Recipient shall be responsible for all expenses, costs, and obligations allocable to the period on and after the Second Closing Date. Notwithstanding the preceding sentence, there shall be no adjustment for, and Exchangor shall remain solely liable with respect to, any Contracts not included in the Assumed Contracts and any other obligation or liability not being assumed by Recipient in accordance with Section 2.5.

                 (b) Manner of Determining Adjustments. Any adjustments will, insofar as feasible, be determined and paid on the Second Closing Date, with final settlement and payment by the appropriate party occurring no later than ninety (90) days after the Second Closing Date or such other date as the parties shall mutually agree upon.

         2.4 Payment of Exchange Price. The Asset Value shall be paid by Recipient to Exchangor as follows: At the First Closing, Recipient shall pay to Exchangor or to LTEC (with any "boot" being paid to Exchangor) upon the assignment by Exchangor to LTEC of Exchangor's rights hereunder in accordance with Section 6.13 hereof, the sum of Three Million Dollars. At the Second Closing, Recipient shall pay to Exchangor the sum of Seven Million Dollars, with the adjustment, if any, pursuant to Section 2.3 above, or to LTEC (with any "boot" being paid to Exchangor) upon the assignment by Exchangor to LTEC of Exchangor's rights hereunder in accordance with Section 6.13 hereof; each of the payments required to be made pursuant to the First Closing and the Second Closing shall be made, by wire transfer of same-day funds pursuant to wire instructions which shall be delivered by Exchangor to Recipient at least one day prior to the each of the First Closing Date and Second Closing Date.

         2.5 Assumption of Liabilities and Obligations. As of the First and Second Closing Dates, Recipient shall assume and undertake to pay, discharge, and perform all obligations and liabilities of Exchangor under the Licenses and the Assumed Contracts insofar as they relate to the time on and after that respective Closing Date, and arise out of events related to Recipient's ownership of the Assets or its operation of the Station on or after that respective Closing Date. Recipient shall not assume any other obligations or liabilities of Exchangor, including (i) any obligations or liabilities under any Contract not included in the Assumed Contracts, (ii) any obligations or liabilities under the Assumed Contracts relating to the period prior to the First Closing Date, (iii) any claims or pending litigation or proceedings relating to the operation of the Station prior to the First Closing Date, (iv) any obligations or liabilities arising under capitalized leases or other financing agreements, (v) any obligations or liabilities arising under agreements entered into other than in the ordinary course of business, (vi) any obligations or liabilities of Exchangor under any employee pension, retirement, or other benefit plans or collective bargaining agreements, (vii) any obligation to any employee of the Station for severance benefits, vacation time, or sick leave accrued prior to the First Closing Date, or (viii) any obligations or liabilities caused by, arising out of, or resulting from any action or omission of Exchangor prior to either Closing Date, and all such obligations and liabilities shall remain and be the obligations and liabilities solely of Exchangor.

SECTION 3                 REPRESENTATIONS AND WARRANTIES OF EXCHANGOR

         Exchangor represents and warrants to Recipient as follows:

         3.1 Organization, Standing, and Authority. Exchangor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Alabama. Exchangor has all requisite power and authority
(i) to own, lease, and use the Assets as now owned, leased, and used, (ii) to conduct the business and operations of the Station as now conducted, and (iii) to execute and deliver this Agreement and the documents contemplated hereby and thereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by Exchangor hereunder and thereunder. Exchangor is not a participant in any joint venture or partnership with any other person or entity with respect to any part of the operations of the Station or any of the Assets.

         3.2 Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement by Exchangor has been duly authorized by all necessary actions on the part of Exchangor. This Agreement has been duly executed and delivered by Exchangor and constitutes the legal, valid, and binding obligation of Exchangor, enforceable against it in accordance with its terms except as such enforceability may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, or by judicial discretion in the enforcement of equitable remedies.

         3.3 Absence of Conflicting Agreements. Subject to obtaining the Consents listed on Schedule 3.3, the execution, delivery, and performance of this Agreement and the documents contemplated hereby and thereby (with or without the giving of notice, the lapse of time, or both): (i) do not require the consent of any third party; (ii) will not conflict with any provision of the Articles of Incorporation or By-Laws of Exchangor; (iii) will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, ordinance, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality; (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license, or permit to which Exchangor is a party or by which Exchangor may be bound, other than such conflicts, terminations, breaches, defaults or accelerations that would not (x) have a material adverse effect on the Assets, business or operations of Exchangor and
(y) delay or prevent the Closing; and (v) will not create any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon any of the Assets.

         3.4 Governmental Licenses. Schedule 3.4 includes a true and complete list of the Licenses. Exchangor has delivered to Recipient true and complete copies of the Licenses (including any amendments and other modifications thereto). The Licenses have been validly issued, and Exchangor is the authorized legal holder thereof. The Licenses listed on Schedule 3.4 comprise all of the licenses, permits, and other authorizations required from any governmental or regulatory authority for the lawful conduct of the business and operations of the Station in the manner and to the full extent they are now conducted, and none of the Licenses is subject to any restriction or condition that would limit the full operation of the Station as now operated. The Licenses are in full force and effect, and the conduct of the business and operations of the Station is in accordance therewith. Exchangor has no reason to believe that any of the Licenses would not be renewed by the FCC or other granting authority in the ordinary course. Schedule 3.4 lists all cable television systems located within the Birmingham ADI that currently carry the Station's signal.

         3.5 Title to and Condition of Real Property. Schedule 3.5 contains a complete and accurate description of all the Real Property and Exchangor's interests therein (including street address, legal description, owner, and use and the location of all improvements thereon). The Real Property listed on Schedule 3.5 comprises all real property interests necessary to conduct the business and operations of the Station as now conducted. Exchangor has good and marketable fee simple title, insurable at standard rates, to all fee estates (including the improvements thereon) included in the Real Property, free and clear of all liens, mortgages, pledges, covenants, easements, restrictions, encroachments, leases, charges, and other claims and encumbrances of any nature whatsoever, and without reservation or exclusion of any mineral, timber, or other rights or interests, except for liens for real estate taxes not yet due and payable and liens disclosed on Schedule 3.5. With respect to each leasehold or subleasehold interest included in the Real Property being conveyed under this Agreement so long as Exchangor fulfills its obligations under the lease therefor, Exchangor has enforceable rights to nondisturbance and quiet enjoyment, and no third party holds any interest in the leased premises with the right to foreclose upon Exchangor's leasehold or subleasehold interest. All towers, guy anchors, and buildings and other improvements included in the Assets are located entirely on the Real Property listed in Schedule 3.5. Exchangor has delivered to Recipient true and complete copies of all deeds pertaining to the Real Property. All Real Property (including the improvements thereon) to the best knowledge of Exchangor, (i) is in good condition and repair consistent with its present use, (ii) is available for immediate use in the conduct of the business and operations of the Station, and (iii) complies with all applicable building or zoning codes and the regulations of any governmental authority having jurisdiction and Exchangor has not received any notice (written or otherwise) that the Exchangor does not have full legal and practical access to the Real Property. All easements, rights-of-way, and real property licenses have been properly recorded in the appropriate public recording offices except for those the failure of which to be recorded will not adversely affect the full legal and practical access to the property.

         3.6     Title to and Condition of Tangible Personal Property.
Schedule 3.6 lists or includes invoices for all material items of Tangible Personal Property. The Tangible Personal Property listed on Schedule 3.6 comprises all material items of tangible personal property necessary to conduct the business and operations of the Station as now conducted. Except as described in Schedule 3.6, Exchangor owns and has good title to each item of Tangible Personal Property, and none of the Tangible Personal Property owned by Exchangor is subject to any security interest, mortgage, pledge, conditional transfer agreement, or other lien or encumbrance, except for liens for current taxes not yet due and payable. Each item of Tangible Personal Property is available for immediate use in the business and operations of the Station. All items of transmitting and studio equipment included in the Tangible Personal Property (i) is in good condition and repair consistent with its present use, and (ii) will permit the Station and any unit auxiliaries thereto to operate in accordance with the terms of the FCC Licenses and the rules and regulations of the FCC, and with all other applicable federal, state, and local statutes, ordinances, rules, and regulations.

         3.7 Contracts. Schedule 3.7 is a true and complete list of all Contracts. Exchangor has delivered to Recipient true and complete copies of all written Contracts, true and complete memoranda of all oral Contracts (including any amendments and other modifications to such Contracts), and a schedule summarizing Exchangor's obligations under trade and barter agreements relating to the Station. Other than the Contracts listed on Schedule 3.7, Exchangor requires no contract, lease, or other agreement to enable it to carry on its business as now conducted. All of the Assumed Contracts are in full force and effect, and are valid, binding, and enforceable in accordance with their terms. There is not under any Assumed Contract any default by Exchangor or, to the best of Exchangor's knowledge, any other party thereto or any event that, after notice or lapse of time or both, could constitute a default. Exchangor is not aware of any intention by any party to any Assumed Contract
(i) to terminate such contract or amend the terms thereof, (ii) to refuse to renew the Assumed Contract upon expiration of its term, or (iii) to renew the Assumed Contract upon expiration only on terms and conditions which are more onerous than those now existing. Except for the need to obtain the Consents listed in Schedule 3.3, Exchangor has full legal power and authority to assign its rights under the Assumed Contracts to Recipient in accordance with this Agreement, and such assignment will not affect the validity, enforceability, or continuation of any of the Assumed Contracts.

         3.8     Consents.  Except for the FCC Consent provided for in Section
6.1 and the other Consents described in Schedule 3.3, no consent, approval, permit, or authorization of, or declaration to or filing with any governmental or regulatory authority, or any other third party is required (i) to consummate this Agreement and the transactions contemplated hereby, including, without limitation, the assignment and transfer of the Assets to Recipient, (ii) to permit Exchangor to assign or transfer the Assets to Recipient, or (iii) to enable Recipient to conduct the business and operations of the Station in essentially the same manner as such business and operations are now conducted.


         3.9 Intangibles. Schedule 3.9 is a true and complete list of all Intangibles (exclusive of those listed in Schedule 3.4), all of which are valid and in good standing and uncontested. Exchangor has delivered to Recipient copies of all documents establishing or evidencing all Intangibles. To the best of Exchangor's knowledge, Exchangor is not infringing upon or otherwise acting adversely to any trademarks, trade names, service marks, service names, copyrights, patents, patent applications, know-how, methods, or processes owned by any other person or persons, and there is no claim or action pending or, to the best of Exchangor's knowledge, threatened, with respect thereto. The Intangibles listed on Schedule 3.9 comprise all intangible property interests necessary to conduct the business and operations of the Station as now conducted.

         3.10 Financial Statements. Exchangor has furnished Recipient with true and complete copies of its (i) financial report dated May 31, 1996, including Exchangor's balance sheet as of May 31, 1996, and Exchangor's statement of income for the ten months ended May 31, 1995 (collectively, the "Financial Statements") as well as audited financial statements of The Fant Broadcasting Companies for the two most recent fiscal years thereof. The Financial Statements have been prepared from the books and records of Exchangor, have been prepared in accordance with generally accepted accounting principles consistently applied and maintained throughout the periods indicated, accurately reflect the books, records, and accounts of the Station (which books, records, and accounts are complete and correct), are complete and correct in all material respects, and present fairly the financial condition of the Station as at their respective dates and the results of operations for the periods then ended. None of the Financial Statements understates the true costs and expenses of conducting the business or operations of the Station, fails to disclose any material contingent liabilities, or inflates the revenues of the Station.

         3.11 Insurance. Schedule 3.11 is a true and complete list of all insurance policies of Exchangor that insure any part of the Assets or the business of the Station. All policies of insurance listed in Schedule 3.11 are in full force and effect. The insurance policies listed in Schedule 3.11 are adequate in amount with respect to, and for the full value (subject to customary deductibles) of, the Assets, and insure the Assets and the business of the Station against all customary and foreseeable risks.

         3.12 Reports. All returns, reports, and statements that the Station is currently required to file with the FCC or with any other governmental agency have been filed, and all reporting requirements of the FCC and other governmental authorities having jurisdiction over Exchangor and the Station have been complied with.
All of such returns, reports, and statements are substantially complete and correct as filed. Exchangor has timely paid to the FCC all annual regulatory fees payable with respect to the FCC Licenses. Neither the ownership or use of the properties of the Station nor the conduct of the business or operations of the Station conflicts with the rights of any other person or entity.

         3.13    Personnel.

                 (a) Employees and Compensation. Schedule 3.13 contains a true and complete list of all employees of the Station including their job description, date of hire, salary, and date and amount of last salary raise.
Schedule 3.13 also contains a true and complete list as of the date of this Agreement of all employee benefit plans or arrangements applicable to the employees of the Station and all fixed or contingent liabilities or obligations of Exchangor with respect to any person now or formerly employed by Exchangor at the Station, including pension or thrift plans, individual or supplemental pension or accrued compensation arrangements, contributions to hospitalization or other health or life insurance programs, incentive plans, bonus arrangements, and vacation, sick leave, disability and termination arrangements or policies, including workers' compensation policies, and a description of all fixed or contingent liabilities or obligations of Exchangor with respect to any person now or formerly employed at the Station or any person now or formerly retained as an independent contractor at the Station. At Recipient's request, Exchangor will furnish Recipient with true and complete copies of all summary plan descriptions of the written plans and arrangements listed in Schedule 3.13, and with descriptions, in writing, of the unwritten plans and arrangements listed in Schedule 3.13. At Recipient's request, Exchangor will furnish Recipient with true and complete copies of all applicable plan documents, trust documents, and insurance contracts with respect to the plans and arrangements listed on Schedule 3.13. All employee benefits and welfare plans or arrangements listed in Schedule 3.13 were established and have been executed, managed and administered in accordance with the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other laws. Exchangor is not aware of the existence of any governmental audit or examination of any of such plans or arrangements or of any facts which would lead it to believe that any such audit or examination is pending or threatened. No action, suit, or claim with respect to any of such plans or arrangements (other than routine claims for benefits) is pending or, to the best of Exchangor's knowledge, threatened, and Exchangor possesses no knowledge of any facts which could give rise to any such action, suit or claim.

                 (b) Labor Relations. Exchangor is not a party to or subject to any collective bargaining agreements with respect to the Station. Exchangor has no written or oral contracts of employment with any employee of the Station, other than those listed in Schedule 3.7. Except as set forth in Schedule 3.15, no controversies, disputes, or proceedings are pending or, to the best of Exchangor's knowledge, threatened, between it and any employee (singly or collectively) of the Station. No labor union or other collective bargaining unit represents or claims to represent any of the employees of the Station. To the best of Exchangor's knowledge, there is no union campaign being conducted to solicit cards from employees to authorize a union to request a National Labor Relations Board certification election with respect to any employees at the Station.

                 (c) Liabilities. Exchangor has no liability of any kind to or in respect of any employee benefit plan, including withdrawal liability under Section 4201 of ERISA. Exchangor has not incurred any accumulated funding deficiency within the meaning of ERISA or Section 4971 of the Internal Revenue Code of 1986, as amended (the "Code"). Exchangor has not failed to make any required contributions to any employee benefit plan. The Pension Benefit Guaranty Corporation has not asserted that Exchangor has incurred any liability in connection with any such plan. No lien has been attached and no person has threatened to attach a lien on any property of Exchangor as a result of a failure to comply with ERISA.

         3.14 Taxes. Exchangor has filed or caused to be filed all federal income tax returns and all other federal, state, county, local, or city tax returns which are required to be filed, and it has paid or caused to be paid all taxes shown on those returns or on any tax assessment received by it to the extent that such taxes are due, or has set aside on its books adequate reserves (segregated to the extent required by generally accepted accounting principles) with respect thereto. Exchangor has not been notified of any governmental investigations or other legal, administrative, or tax proceedings pursuant to which Exchangor is or could be made liable for any taxes, penalties, interest, or other charges, the liability for which could extend to Recipient as transferee of the business of the Station, and no event has occurred that could impose on Recipient any transferee liability for any taxes, penalties, or interest due or to become due from Exchangor.

         3.15 Claims and Legal Actions. Except as listed on Schedule 3.15, and except for any FCC rulemaking proceedings generally affecting the broadcasting industry, there is no claim, legal action, counterclaim, suit, arbitration, governmental investigation or other legal, administrative, or tax proceeding, nor any order, decree or judgment, in progress or pending or, to the best of Exchangor's knowledge, threatened, against or relating to Exchangor with respect to its ownership or operation of the Station or otherwise relating to the Assets or the business or operations of the Station, nor does Exchangor know of any basis for the same. In particular, but without limiting the generality of the foregoing, except as listed on Schedule 3.15 there are no applications, complaints or proceedings pending or, to the best of Exchangor's knowledge, threatened (i) before the FCC relating to the business or operations of the Station other than rule making proceedings which affect the broadcasting industry generally,
(ii) before any federal or state agency relating to the business or operations of the Station involving charges of illegal discrimination under any federal or state employment laws or regulations, or (iii) before any federal, state, or local agency relating to the business or operations of the Station involving zoning issues under any federal, state, or local zoning law, rule, or regulation.

         3.16    Environmental Matters.

                 (a) Exchangor has complied in all material respects with all laws, rules, and regulations of all federal, state, and local governments (and all agencies thereof) concerning the environment, public health and safety, and employee health and safety, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or, to the best of Exchangor's knowledge, commenced against Exchangor in connection with its ownership or operation of the Station alleging any failure to comply with any such law, rule, or regulation.

                 (b) To the best of Exchangor's knowledge, Exchangor has no liability relating to its ownership and operation of the Station (and there is no basis related to the past or present operations, properties, or facilities of Exchangor for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against Exchangor giving rise to any such liability) under any law, rule, or regulation of any federal, state, or local government (or agency thereof) concerning release or threatened release of hazardous substances, public health and safety, or pollution or protection of the environment.

                 (c) To the best of Exchangor's knowledge, Exchangor has no liability relating to its ownership and operation of the Station (and Exchangor has not handled or disposed of any substance, arranged for the disposal of any substance, or owned or operated any property or facility in any manner that could form the basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand (under the common law or pursuant to any statute) against Exchangor giving rise to any such liability) for damage to any site, location, or body of water (surface of subsurface) or for illness or personal injury.

                 (d) To the best of Exchangor's knowledge, Exchangor has no liability relating to its ownership and operation of the Station (and there is no basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against Exchangor giving rise to any such liability) under any law, rule, or regulation of any federal, state, or local government (or agency thereof) concerning employee health and safety.

                 (e) To the best of Exchangor's knowledge, Exchangor has no liability relating to its ownership and operation of the Station (and Exchangor has not exposed any employee to any substance or condition that could form the basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand (under the common law or pursuant to statute) against Exchangor giving rise to any such liability) for any illness or personal injury to any employee.

                 (f) To the best of Exchangor's knowledge, in connection with its ownership or operation of the Station, Exchangor has obtained and been in compliance in all material respects with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all federal, state, and local laws, rules, and regulations (including all codes, plans, judgments, orders, decrees, stipulations, injunctions, and charges thereunder) relating to public health and safety, worker health and safety, and pollution or protection of the environment, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

         3.17    [Reserved].

         3,18    Conduct of Business in Ordinary Course.  Since May 31, 1996,
Exchangor has conducted the business and operations of the Station only in the ordinary course and, subject to actions taken in connection with the Station's CBS affiliation, has not:

                 (a) Suffered any material adverse change in the business, assets, or properties of the Station, including any damage, destruction, or loss affecting any assets used or useful in the conduct of the business of the Station other than is disclosed on Schedule 3.18;

                 (b) Other than as disclosed in Schedule 3.13, made any material increase in compensation payable or to become payable to any of the employees of the Station, or any bonus payment made or promised to any employee of the Station, or any material change in personnel policies, employee benefits, or other compensation arrangements affecting the employees of the Station;

                 (c) Made any transfer, assignment, lease, or other transfer of any of the Station's properties other than in the normal and usual course of business with suitable replacements being obtained therefor;

                 (d) Canceled any debts owed to or claims held by Exchangor with respect to the Station, except inthe normal and usual course of business;

                 (e) Suffered any material write-down of the value of any Assets or any material write-off as uncollectible of any accounts receivable of the Station; or

                 (f) Transferred or granted any right under, or entered into any settlement regarding the breach or infringement of, any license, patent, copyright, trademark, trade name, franchise, or similar right, or modified any existing right relating to the Station.

         3.19 Full Disclosure. No representation or warranty made by Exchangor in this Agreement or in the Schedules to this Agreement or any certificate furnished or to be furnished by Exchangor at Closing contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make any statement made herein or therein not misleading in any such case that was knowingly or willingly made or omitted, as the case may be, by Exchangor (provided that this Section 3.19 shall not be applicable as to the Financial Statements).

SECTION 4                 REPRESENTATIONS AND WARRANTIES OF RECIPIENT

         Recipient represents and warrants to Exchangor as follows:

         4.1 Organization, Standing, and Authority. Recipient is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and at Closing will be duly qualified to conduct business as a foreign corporation in the State of Alabama. Recipient has all requisite power and authority to execute and deliver this Agreement and the Escrow Agreement and the documents contemplated hereby and thereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by Recipient hereunder and thereunder.

         4.2 Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement by Recipient has been duly authorized by all necessary actions on the part of Recipient. This Agreement has been duly executed and delivered by Recipient and constitute the legal, valid, and binding obligations of Recipient, enforceable against Recipient in accordance with their respective terms except as such enforceability may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

         4.3 Absence of Conflicting Agreements. Subject to obtaining the Consents, the execution, delivery, and performance by Recipient of this Agreement and the documents contemplated hereby and thereby (with or without the giving of notice, the lapse of time, or both): (i) do not require the consent of any third party;
(ii) will not conflict with the Articles of Incorporation or Bylaws of Recipient; (iii) will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality; or (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license, or permit to which Recipient is a party or by which Recipient may be bound, such that Recipient could not acquire or operate the Assets.

         4.4 Full Disclosure. No representation or warranty made by Recipient in this Agreement or in any certificate, document, or other instrument furnished or to be furnished by Recipient pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make any statement made herein or therein not misleading.

         4.5 Recipient Qualifications. Recipient is legally, financially and otherwise qualified to be the licensee of, acquire, own and operate the Station under the Communications Act of 1934, as now in effect, and the rules, regulations and policies of the FCC as now in effect. Recipient knows of no fact that would, under existing law and the existing rules, regulations, policies and procedures of the FCC disqualify Recipient as an assignee of the FCC Licenses or as the owner and operator of the Station.

SECTION 5                 OPERATIONS OF THE STATION PRIOR TO CLOSING

         5.1 Generally. Exchangor agrees that, between the date of this Agreement and the Second Closing Date, Exchangor shall operate the Station diligently in the ordinary course of business in accordance with its past practices (except where such conduct would conflict with the following covenants, with Exchangor's other obligations under this Agreement or with the terms of the Time Brokerage Agreement) and in accordance with the other covenants in this Section 5.

         5.2 Compensation. Exchangor shall not increase the compensation, bonuses, or other benefits payable or to be payable to any person employed in connection with the conduct of the business or operations of the Station, except in accordance with past practices or as disclosed in writing to Recipient by Exchangor.

         5.3 Contracts. Exchangor will not enter into any contract or commitment relating to the Station or the Assets, or amend or terminate any Contract (or waive any material right thereunder), or incur any obligation (including obligations relating to the borrowing of money or the guaranteeing of indebtedness) that will be binding on Recipient after the First Closing, except for cash time sales agreements made in the ordinary course of business or contracts relating to the performance of the CBS affiliation agreement; provided, however, Exchangor shall decline to renew or extend any programming contracts where it can do so without penalty or other cost. Prior to the First Closing Date, Exchangor shall deliver to Recipient a list of all Contracts entered into between the date of this Agreement and the First Closing Date that will be binding on Recipient after the First Closing, together with copies of such Contracts.

         5.4 Disposition of Assets. Exchangor shall not sell, assign, lease, or otherwise transfer or dispose of any of the Assets, except where no longer used or useful in the business or operations of the Station or in connection with the acquisition of replacement property of equivalent kind and value.

         5.5 Encumbrances. Exchangor shall not create, assume or permit to exist any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon the Assets, except for (i) liens disclosed on Schedule 3.5 and Schedule 3.6, which shall be removed on or prior to the First Closing Date, (ii) liens for current taxes not yet due and payable, and (iii) mechanics' liens and other similar liens, which shall be removed on or prior to the First Closing Date.

         5.6 Licenses. Exchangor shall not cause or permit, by any act or failure to act, any of the Licenses to expire or to be revoked, suspended, or modified, or take any action that would cause the FCC or any other governmental authority to institute proceedings for the suspension, revocation, or adverse modification of any of the Licenses. Exchangor shall not fail to prosecute with due diligence any applications to any governmental authority in connection with the operation of the Station.

         5.7 Rights. Exchangor shall not waive any right relating to the Station or any of the Assets.

         5.8 No Inconsistent Action. Subject to Exchangor's obligations under Section 5.15 hereof, Exchangor shall not take any action that is inconsistent with its obligations under this Agreement or that could hinder or delay the consummation of the transactions contemplated by this Agreement.

         5.9 Access to Information. Exchangor shall give Recipient and its counsel, accountants, engineers, and other authorized representatives reasonable access to the Assets and to all other properties, equipment, books, records, Contracts, and documents relating to the Station for the purpose of audit and inspection, and will furnish or cause to be furnished to Recipient or its authorized representatives all information with respect to the affairs and business of the Station that Recipient may reasonably request (including any financial reports and operations reports produced with respect to the affairs and business of the Station). Without limiting the generality of the foregoing, Exchangor shall give Recipient and its counsel, accountants and other authorized representatives reasonable access to Exchangor's financial records and

Exchangor's employees, counsel, accountants and other representatives for the purpose of preparing and auditing such financial statements as Recipient determines, in its sole judgment, are required or advisable to comply with federal or state securities laws and the rules and regulations of securities markets as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         5.10 Maintenance of Assets. Subject to the Time Brokerage Agreement, Exchangor shall use its best efforts and take all reasonable actions to maintain all of the Assets in good condition (ordinary wear and tear excepted), and use, operate, and maintain all of the Assets in a reasonable manner and in accordance with the terms of the FCC Licenses, all rules and regulations of the FCC and generally accepted standards of good engineering practice. Exchangor shall maintain inventories of spare parts and expendable supplies at levels consistent with past practices. If any loss, damage, impairment, confiscation, or condemnation of or to any of the Assets occurs, Exchangor shall repair, replace, or restore the Assets to their prior condition as represented in this Agreement as soon thereafter as possible, and Exchangor shall use the proceeds of any claim under any insurance policy solely to repair, replace, or restore any of the Assets that are lost, damaged, impaired, or destroyed.

         5.11 Insurance. Exchangor shall maintain the existing insurance policies on the Station and the Assets as contemplated by the Time Brokerage Agreement.

         5.12 Consents. Exchangor shall use its best efforts to obtain the Consents and the estoppel certificates described in Section 8.2(b), without any change in the terms or conditions of any Assumed Contract or License that could be less advantageous to the Station than those pertaining under the Assumed Contract or License as in effect on the date of this Agreement. Exchangor shall promptly advise Recipient of any difficulties experienced in obtaining any of the Consents and of any conditions proposed, considered, or requested for any of the Consents. Upon Recipient's request, Exchangor shall cooperate with Recipient and use it best efforts to obtain from the lessors under each Real Property lease such estoppel certificates and consents to the collateral assignment of the lessee's interest under each such lease as Recipient's senior lenders may request.

         5.13 Books and Records. Exchangor shall maintain its books and records relating to the Station in accordance with past practices.

         5.14 Notification. Exchangor shall promptly notify Recipient in writing of any unusual or material developments with respect to the business or operations of the Station.

         5.15 Compliance with Laws. Exchangor shall comply in all material respects with all laws, rules, and regulations applicable or relating to the ownership and operation of the Station.

         5.16 Financing Leases. Exchangor will satisfy at or prior to the First Closing all outstanding obligations under capital and financing leases with respect to any of the Assets and obtain good title to the Assets leased by Exchangor pursuant to those leases so that those Assets shall be transferred to Recipient at the First Closing free of any interest of the lessors.

         5.17 Preservation of Business. Subject to the Time Brokerage Agreement, and any actions of Exchangor in winding up the Station's news operations, Exchangor shall use its best efforts to preserve the business and organization of the Station and use its best efforts to keep available to the Station its present employees and to preserve the audience of the Station and the Station's present relationships with suppliers, advertisers, and others having business relations with it, to the end that the business, operations, and prospects of the Station shall be unimpaired at the First Closing Date.

SECTION 6                 SPECIAL COVENANTS AND AGREEMENTS

         6.1     FCC Consent.

                 (a) The assignment of the FCC Licenses in connection with the exchange and transfer of the Assets pursuant to this Agreement shall be subject to the prior consent and approval of the FCC.

                 (b) Exchangor and Recipient shall promptly prepare an appropriate application for the FCC Consent and shall file the application with the FCC no later than September 30, 1996, although the application may be filed sooner upon the agreement of Seller and Buyer. The parties shall prosecute the application with all reasonable diligence and otherwise use their best efforts to obtain a grant of the application as expeditiously as practicable. Each party agrees to comply with any condition imposed on it by the FCC Consent, except that no party shall be required to comply with a condition if (1) the condition was imposed on it as the result of a circumstance the existence of which does not constitute a breach by the party of any of its representations, warranties, or covenants under this Agreement, and (2) compliance with the condition would have a material adverse effect upon it. Recipient and Exchangor shall oppose any requests for reconsideration or judicial review of the FCC Consent. If the Second Closing shall not have occurred for any reason within the original effective period of the FCC Consent, and neither party shall have terminated this Agreement under Section 9, the parties shall jointly request an extension of the effective period of the FCC Consent. No extension of the FCC Consent shall limit the exercise by either party of its rights under
Section 9.

         6.2 Control of the Station. Prior to the Second Closing, Recipient shall not, directly or indirectly, control, supervise, direct, or attempt to control, supervise, or direct, the operations of the Station; such operations, including complete control and supervision of all of the Station programs, employees, and policies, shall be the sole responsibility of Exchangor until the Second Closing, provided, however, that Recipient shall be entitled to provide programming to the Station pursuant to the Time Brokerage Agreement.

         6.3 Risk of Loss. The risk of any loss, damage, impairment, confiscation, or condemnation of any of the Assets from any cause whatsoever shall be borne by Exchangor at all times prior to the First Closing; provided, however, that any such loss or damage that is caused by Recipient's actions while the Time Brokerage Agreement is in effect shall not relieve Recipient of its obligations to acquire the Assets in accordance with the terms hereof.

         6.4 Confidentiality. Except as necessary for the consummation of the transaction contemplated by this Agreement, including Recipient's obtaining of financing related hereto, and except as and to the extent required by law, including, without limitation, disclosure requirements of federal or state securities laws and the rules and regulations of securities markets, each party will keep confidential any information obtained from the other party in connection with the transactions contemplated by this Agreement. If this Agreement is terminated, each party will return to the other party all information obtained by the such party from the other party in connection with the transactions contemplated by this Agreement.

         6.5 Cooperation. Recipient and Exchangor shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and Recipient and Exchangor shall execute such other documents as may be necessary and desirable to the implementation and consummation of this Agreement, and otherwise use their best efforts to consummate the transactions contemplated hereby and to fulfill their obligations under this Agreement. Notwithstanding the foregoing, Recipient shall have no obligation
(i) to expend funds to obtain any of the Consents or (ii) to agree to any adverse change in any License or Assumed Contract to obtain a Consent required with respect thereto.

         6.6 Bulk Sales Law. If applicable, the Bulk Sales law of the State of Alabama shall be complied with by Exchangor. Any loss, liability, obligation, or cost suffered by Exchangor or Recipient as the result of the failure of Exchangor or Recipient to comply with the provisions of any bulk transfer law applicable to the transfer of the Assets as contemplated by this Agreement shall be borne by Exchangor.

         6.7     Title Insurance and Surveys.

                 (a) Title Insurance on Fee Property. With respect to each parcel of Real Property that Exchangor owns, Exchangor will cooperate with Recipient to enable Recipient to obtain at its own expense at or prior to Closing, an ALTA Owner's Policy of Title Insurance Form B-1987 (or equivalent policy acceptable to Recipient), issued by a title insurer satisfactory to Recipient, in an amount equal to the fair market value of the property and any improvements thereon (as reasonably determined by Recipient), insuring title to such parcel to be in the name of Recipient as of the Closing, subject only to liens or encumbrances expressly permitted by this Agreement.

                 (b) General Requirements as to Title Insurance Policies. Each title insurance policy obtained and delivered to Recipient pursuant to this Agreement shall (1) insure title to the Real Property described in the policy and all recorded easements benefitting such Real Property, (2) contain an "extended coverage endorsement" insuring over the general exceptions customarily contained in title policies, (3) contain an ALTA Zoning Endorsement
3.1 (or equivalent), (4) contain an endorsement insuring that the Real Property described in the policy is the same real estate shown in the survey delivered with respect to such property, (5) contain an inflation endorsement, (6) contain a "contiguity" endorsement with respect to any Real Property consisting of more than one record parcel, and (7) not be subject to any survey exception or any defect or encroachment disclosed by a survey delivered with respect to the property.

                 (c) Surveys. With respect to each parcel of Real Property, as to which a title insurance policy is to be procured pursuant to this Agreement, Exchangor will cooperate with Recipient to enable Recipient to procure at Recipient's expense, a current survey of the parcel, prepared by a licensed surveyor and conforming to current ALTA Minimum Detail Requirements for Land Title Surveys, disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines, and other matters customarily shown on such surveys, and showing access affirmatively to public streets and roads.

         6.8 Sales Tax Filings. Exchangor shall continue to file any required Alabama sales tax returns with respect to the Station in accordance with Exchangor's past practices and shall concurrently deliver copies of all such returns to Recipient.

         6.9 Access to Books and Records. Exchangor shall provide Recipient access and the right to copy for a period of three years from the Second Closing Date any books and records relating to the Assets but not included in the Assets. Recipient shall provide Exchangor access and the right to copy for a period of three years from the Second Closing Date any books and records relating to the Assets that are included in the Assets.

         6.10 Broker. Recipient and Exchangor each represents and warrants that neither it nor any person or entity acting on its behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement, except that Exchangor shall be solely responsible for any fees or commissions owing to Communications Equity Associates, Inc.

         6.11 Cable Proceedings. Exchangor shall provide Recipient with copies of all pleadings, correspondence and other documents filed by all parties in connection with any matters involving cable carriage as identified in Schedule 3.15. Exchangor shall promptly provide Recipient with copies of all pleadings, correspondence and other documents filed or received by Exchangor following the date hereof in any matters required to be disclosed on
Schedule 3.15 and shall promptly advise Recipient of any material developments in any matters required to be disclosed on Schedule 3.15. Exchangor shall consult with Recipient prior to making the October 1, 1996 election regarding must-carry/retransmission control for cable systems within the Birmingham ADI and Exchangor shall not make any such election without Recipient's approval, which shall not be unreasonably withheld.

         6.12 Allocation of Asset Value. Exchangor and Recipient shall use their good faith efforts to agree to an allocation of the Asset Value among the Assets for purposes of Section 1060 of the Code and Temporary Treasury Regulation Section 1.1060-1T. Subject to such agreement, Recipient and Exchangor agree to use such allocation in filing as part of their respective federal income tax returns, an initial asset acquisition statement and any supplemental statements on Internal Revenue Service Form 8594 required by Temporary Treasury Regulation Section 1.1060-1T.

         6.13 Section 1031 Exchange. Subsequent to the date hereof, Exchangor anticipates that it shall execute the Exchange Agreement with LTEC (the "Exchange Agreement"). Subject to and contingent upon the execution of such Exchange Agreement, Exchangor shall assign to LTEC immediately prior to Closing, and LTEC shall assume, certain rights and obligations under this Agreement in accordance with the terms of a written assignment and assumption agreement between Exchangor and LTEC, with the consent of Recipient (the "LTEC Assignment"). Specifically, the LTEC Assignment shall provide (i) that, subject to and upon the consummation of this Agreement, LTEC shall have the right to receive a portion of the Estimated Asset Value paid by the Recipient,
(ii) that to the extent that LTEC assumes any obligations of Exchangor under this Agreement, Recipient shall be a third-party beneficiary of such assumptions so that following such assumption LTEC will be responsible directly to Recipient for the performance of such assumed obligations, (iii) that Exchangor shall indemnify and hold Recipient harmless from any breach by LTEC of its obligations under the LTEC Assignment of this Agreement, and (iv) such other terms as shall be necessary to effect a like-kind exchange through use of a "qualified intermediary" under

Code Section 1031.  Upon such assignment, the following provisions of this
Section 6.13 shall apply.

                 (a) Closing Deliveries. At Closing Exchangor shall transfer the Assets to Recipient as the designee of LTEC and deliver to Exchangor the closing deliveries provided for in Section 8.2 hereof, and Exchangor shall deliver to Recipient the closing deliveries provided for in Sections 8.3(b) through (f) hereof.

                 (b) Assignment of Rights upon Closing. Subsequent to the Closing, LTEC shall reassign to Exchangor, and Exchangor shall reassume, any rights or obligations hereunder relating to the post-Closing period, to the extent that such rights or obligations shall have been assigned by Exchangor to LTEC under the terms of the Exchange Agreement, except that, subject to the consent of Recipient, LTEC shall retain the obligation to make any payments required to be made by Exchangor under Section 2.4(b)(2) hereof. Specifically, such reassignment shall provide that subsequent to Closing, Exchangor (and Exchangor alone) shall hold Exchangor's indemnity rights under Section 10 hereof, hold and be entitled to enforce all rights of Exchangor hereunder (provided, though, that with Recipient's consent, LTEC may retain the right to receive any payments required to be made by Recipient under Section 2.4(b)(1) hereof), and reassume all of Exchangor's obligations and liabilities hereunder except, with Recipient's consent, LTEC's obligation to make any payments required to be made by Exchangor under Section 2.4(b)(2) hereof.

         6.14.   Parent Guaranty.          Paxson Communications Corporation, a
Delaware corporation, of which Recipient is a wholly-owned subsidiary, hereby fully and unconditionally guarantees all obligations of Recipient hereunder.

SECTION 7 CONDITIONS TO OBLIGATIONS OF RECIPIENT AND EXCHANGOR AT THE FIRST CLOSING

         7.1 Conditions to Obligations of Recipient. All obligations of Recipient at the First Closing are subject at Recipient's option to the fulfillment prior to or at the First Closing Date of each of the following conditions:

                 (a) Representations and Warranties. All representations and warranties of Exchangor contained in this Agreement shall be true and complete in all material respects at and as of the First Closing Date as though made at and as of that time.

                 (b) Covenants and Conditions. Exchangor shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the First Closing Date.

                 (c) Consents. All Consents (other than any consents for contracts which are not designated Material Contracts on Schedule 3.7) shall have been obtained and delivered to Recipient without any adverse change in the terms or conditions of any agreement or any governmental license, permit, or other authorization.

                 (d) Governmental Authorizations. Exchangor shall be the holder of all Licenses and there shall not have been any modification of any License that could have an adverse effect on the Station or the conduct of its business and operations. The FCC shall not have initiated any proceeding the effect of which would be reasonably likely to revoke, cancel, fail to renew, suspend, or modify adversely any License.

                 (e) Modification Application. The FCC shall have granted the Modification Application of Exchangor and Exchangor shall have obtained FAA approval and all local and state zoning and building permits for a site meeting the requirements of the Modification Application.

                 (f) Deliveries. Exchangor shall have made or stand willing to make all the deliveries to Recipient set forth in Section 8.2.

                 (g) Adverse Change. Between the date of this Agreement and the First Closing Date, there shall have been no material adverse change in the business, assets, or properties of the Station, including any damage, destruction, or loss affecting any assets used or useful in the conduct of the business of the Station.

                 (h) Agreements. The Exchangor is not in material default under either the Time Brokerage Agreement or the Loan Agreement (taking into account any applicable cure periods in those Agreements).

         7.2 Conditions to Obligations of Exchangor. All obligations of Exchangor at the First Closing are subject at Exchangor's option to the fulfillment prior to or at the First Closing Date of each of the following conditions:

                 (a) Representations and Warranties. All representations and warranties of Recipient contained in this Agreement shall be true and complete in all material respects at and as of the First Closing Date as though made at and as of that time.

                 (b) Covenants and Conditions. Recipient shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the First Closing Date.

                 (c) Deliveries. Recipient shall have made or stand willing to make all the deliveries set forth in Section 8.3.

SECTION 8                 FIRST CLOSING AND CLOSING DELIVERIES

         8.1     First Closing.

                 (a) First Closing Date. The First Closing shall take place at 10:00 a.m. on a date not earlier than September 3, 1996, to be set by Recipient on at least five days' written notice to Exchangor, that is reasonably acceptable to Exchangor and not later than ten business days following the date upon which the conditions specified in Section 7.1(e) hereof have been satisfied, unless Exchangor shall agree in writing to a later date.

                 (b) Closing Place. The First Closing shall be held at the offices of Dow, Lohnes & Albertson, 1200 New Hampshire Ave., N.W., Washington, D.C. 20036, or any other place that is agreed upon by Recipient and Exchangor.

         8.2 Deliveries by Exchangor. Prior to or on the First Closing Date, Exchangor shall deliver to Recipient the following, in form and substance reasonably satisfactory to Recipient and its counsel:

                 (a) Transfer Documents. Duly executed warranty bills of transfer, deeds, assignments, and other transfer documents which shall be sufficient to vest good and marketable title to the Assets in the name of Recipient, free and clear of all mortgages, liens, restrictions, encumbrances, claims, and obligations except for liens for current taxes not yet due and payable;

                 (b) Estoppel Certificates. Estoppel certificates of the lessors of all leasehold and subleasehold interests included in the Real Property and estoppel certificates of contracting parties to those Assumed Contracts listed in Schedule 3.7 that are designated to indicate that estoppel certificates are required under this paragraph;

                 (c) Consents. Photocopies of any instrument evidencing receipt of any Consent;

                 (d) Certificate. A certificate, dated as of the First Closing Date, executed on behalf of Exchangor by the President or any Vice President of Exchangor's certifying (1) that the representations and warranties of Exchangor contained in this Agreement are true and complete in all material respects as of the First Closing Date as though made on and as of that date; and (2) that Exchangor has in all material respects performed and complied with all of its obligations, covenants, and agreements set forth in this Agreement to be performed and complied with on or prior to the First Closing Date;

                 (e) Tax, Lien, and Judgment Searches. Results of a search for tax, lien, and judgment filings in the Secretary of State's records of the State of Alabama and in the records of those counties in Alabama in which any of the Assets are located, such searches having been made no earlier than fifteen days prior to the First Closing Date;

                 (f) Licenses, Contracts, Business Records, Etc. Copies of all Assumed Contracts, blueprints, schematics, working drawings, plans, projections, engineering records, and all files and records used by Exchangor in connection with its operations;

                 (g) Opinion of Counsel. An Opinion or Opinions of Exchangor's counsel dated as of the First Closing Date, substantially in the form of Schedule 8.2(g) hereto; and

                 (h) Lenders Certificates. Such certificates and confirmations to Recipient's senior lenders as Recipient may reasonably request in connection with obtaining financing for the performance of its payment obligations hereunder.

         8.3 Deliveries by Recipient. Prior to or on the First Closing Date, Recipient shall deliver to Exchangor the following, in form and substance reasonably satisfactory to Exchangor and its counsel:

                 (a)      Exchange Price.  The Asset Value as provided in
Section 2.4;

                 (b) Assumption Agreements. Appropriate assumption agreements pursuant to which Recipient shall assume and undertake to perform Exchangor's obligations under the Assumed Contracts arising on or after the First Closing Date;

                 (c) Certificate. A certificate, dated as of the Closing Date, executed on behalf of Recipient by its President, certifying (1) that the representations and warranties of Recipient contained in this Agreement are true and complete in all material respects as of the First Closing Date as though made on and as of that date, and (2) that Recipient has in all material respects performed and complied with all of its obligations, covenants, and agreements set forth in this Agreement to be performed and complied with on or prior to the Closing Date;

                 (d) Opinion of Counsel. An opinion of Recipient's counsel dated as of the First Closing Date, substantially in the form of
Schedule 8.3(d) hereto.

                 (e) Lease. Appropriate lease agreements pursuant to which Recipient shall lease to Exchangor the Tangible Personal Property and Real Property necessary for the operation of the Station by Exchangor as Licensee.

SECTION 9 CONDITIONS AND OBLIGATIONS OF RECIPIENT AND EXCHANGOR AT THE SECOND CLOSING

         9.1 Conditions to Obligations of Recipient. All obligations of Recipient at the Second Closing are subject at Recipient's option to the fulfillment prior to or at the Second Closing Date of each of the following conditions:

                 (a) Representations and Warranties. All representations and warranties of Exchangor contained in this Agreement shall be true and complete in all material respects at and as of the Second Closing Date as though made at and as of that time.

                 (b) Covenants and Conditions. Exchangor shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement relating to the FCC Licenses to be performed or complied with by it prior to or on the Second Closing Date.

                 (c) Consents. All Consents (other than any consents for contracts that are not designated as Material Contracts on Schedule 3.7) shall have been obtained and delivered to Recipient without any adverse change in the terms or conditions of any agreement or any governmental license, permit, or other authorization.

                (d) FCC Consent. The FCC Consent shall have been granted without the imposition on Recipient of any conditions that need not be compiled with be (a) Recipient under Section 6.1 hereof, Exchangor shall have compiled with any conditions imposed on it by the FCC Consent, and the FCC Consent shall have become a Final Order.

                (e) Governmental Authorizations. Exchangor shall be the holder of all Licenses and there shall not have been any modification of any License that could have an adverse effect on the Station or the conduct of its business and operations. No proceeding shall be pending the effect of which could be to revoke, cancel, fail to renew, suspend, or modify adversely any License.

                 (f) Deliveries. Exchangor shall have made or stand willing to make all the deliveries to Recipient set forth in Section 10.2.

                 (g) Time Brokerage Agreement. The Exchangor shall not be in default under the Time Brokerage Agreement.

         9.2 Conditions to Obligations of Exchangor. All obligations of Exchangor at the Second Closing are subject at Exchangor's option to the fulfillment prior to or at the Second Closing Date of each of the following conditions:

                 (a) Representations and Warranties. All representations and warranties of Recipient contained in this Agreement shall be true and complete in all material respects at and as of the Second Closing Date as though made at and as of that time.

                 (b) Covenants and Conditions. Recipient shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Second Closing Date.

                 (c) Deliveries. Recipient shall have made or stand willing to make all the deliveries set forth in Section 10.3.

                 (d) FCC Consent. The FCC Consent shall have been granted without the imposition on Exchangor of any conditions that need not be complied with by Exchangor under Section 6.1 hereof and Recipient shall have complied with any conditions imposed on it by the FCC.

SECTION 10                SECOND CLOSING AND CLOSING DELIVERIES

         10.1    Second Closing.

                 (a) Second Closing Date. The Second Closing shall take place at 10:00 a.m. on a date, to be set by Recipient on at least five days' written notice to Exchangor, that is reasonably acceptable to Exchangor and (1) not earlier than the first business day after the FCC Consent is granted, and
(2) not later than ten business days following the date upon which the FCC Consent has become a Final Order. If Recipient fails to specify the date for the Second Closing pursuant to the preceding sentence prior to the fifth business day after the date upon which the FCC Consent becomes a Final Order, the Second Closing shall take place on the tenth business day after the date upon which the FCC Consent becomes a Final Order.

                 (b) Closing Place. The Second Closing shall be held at the offices of Dow, Lohnes & Albertson, 1200 New Hampshire Ave., N.W., Washington, D.C. 20036, or any other place that is agreed upon by Recipient and Exchangor.

         10.2 Deliveries by Exchangor. Prior to or on the Second Closing Date, Exchangor shall deliver to Recipient the following, in form and substance reasonably satisfactory to Recipient and its counsel:

                 (a) Transfer Documents. Duly executed assignments, which shall be sufficient to vest good and marketable title to the Licenses in the name of Recipient, free and clear of all mortgages, liens, restrictions, encumbrances, claims, and obligations;

                 (b) Certificate. A certificate, dated as of the Second Closing Date, executed on behalf of Exchangor by the President or any Vice President of Exchangor's certifying (1) that the representations and warranties of Exchangor contained in this Agreement are true and complete in all material respects as of the Second Closing Date as though made on and as of that date; and (2) that Exchangor has in all material respects performed and complied with all of its obligations, covenants, and agreements set forth in this Agreement to be performed and complied with on or prior to the Second Closing Date;

                 (c) Licenses, Contracts, Business Records, Etc. Copies of all Licenses, and all files and records used by Exchangor in connection with its operations;

                 (d) Opinion of Counsel. An Opinion or Opinions of Exchangor's counsel dated as of the Second Closing Date, substantially in the form of Schedule 10.2(d`) hereto; and

                 (e) Lenders Certificates. Such certificates and confirmations to Recipient's senior lenders as Recipient may reasonably request in connection with obtaining financing for the performance of its payment obligations hereunder.

         10.3 Deliveries by Recipient. Prior to or on the Second Closing Date, Recipient shall deliver to Exchangor the following, in form and substance reasonably satisfactory to Exchangor and its counsel:

                 (a) Exchange Price. The Asset Value of Two Million Dollars as provided in Section 2.4 subject to adjustments, if any, provided for in Section 2.3;

                 (b) Officer's Certificate. A certificate, dated as of the Second Closing Date, executed on behalf of Recipient by its President, certifying (1) that the representations and warranties of Recipient contained in this Agreement are true and complete in all material respects as of the Second Closing Date as though made on and as of that date, and (2) that Recipient has in all material respects performed and complied with all of its obligations, covenants, and agreements set forth in this Agreement to be performed and complied with on or prior to the Second Closing Date;

                 (c) Opinion of Counsel. An opinion of Recipient's counsel dated as of the Second Closing Date, substantially in the form of
Schedule 10.3(d) hereto.

SECTION 11                TERMINATION

         11.1 Termination by Exchangor. This Agreement may be terminated by Exchangor and the exchange and transfer of the Station abandoned, if Exchangor is not then in material default, upon written notice to Recipient, upon the occurrence of any of the following:

                 (a) Conditions. If on the date that would otherwise be the First or Second Closing Date any of the conditions precedent to the obligations of Exchangor set forth in this Agreement have not been satisfied by Recipient or waived in writing by Exchangor.

                 (b) Judgments. If there shall be in effect on the date that would otherwise be the First or Second Closing Date any judgment, decree, or order that would prevent or make unlawful the Closing.

                 (c) Upset Date. If the First and Second Closings shall not both have occurred by February 28, 1998.

         11.2 Termination by Recipient. This Agreement may be terminated by Recipient and the exchange and transfer of the Station abandoned, if Recipient is not then in material default, upon written notice to Exchangor, upon the occurrence of any of the following:

                 (a) Conditions. If on the date that would otherwise be the First or Second Closing Date any of the conditions precedent to the obligations of Recipient set forth in this Agreement have not been satisfied by Exchangor or waived in writing by Recipient.

                 (b) Judgments. If there shall be in effect on the date that would otherwise be the First or Second Closing Date any judgment, decree, or order that would prevent or make unlawful the Closing.

                 (c) Upset Date. If the First or Second Closings shall not both have occurred by February 28, 1998.

         11.3 Rights on Termination. If this Agreement is terminated prior to the First Closing, pursuant to Section 11.1 or Section 11.2 and neither party is in material breach of this Agreement, the parties hereto shall not have any further liability to each other with respect to the exchange and transfer of the Assets; provided, however, that in the event of such termination, Recipient and Exchangor shall continue to have the rights and obligations pursuant to the Time Brokerage Agreement and the Loan Agreement. If this Agreement is terminated by Exchangor due to Recipient's material breach of this Agreement prior to the First Closing, then Exchangor shall have all the rights and remedies available at law or equity, including recourse against Recipient's parent company. If Exchangor is in material breach of this Agreement prior to the First Closing, Recipient shall have all rights and remedies provided for in Section 12.5 hereof.

         If this Agreement is terminated pursuant to Section 11.1 or Section
11.2 prior to the Second Closing (but subsequent to the First Closing), and neither party is in material breach of this Agreement, the parties hereto shall not have any further liability with respect to the exchange and transfer of the Assets, provided, however, that in the event of such termination, Recipient shall sell to Exchangor and Exchangor shall acquire from Recipient, the Assets exchanged by Recipient at the First Closing from Exchangor for the Asset Value of Three Million Dollars ($3,000,000). In the event of such termination, the Recipient and Exchangor shall continue to have the rights and obligations pursuant to the Time Brokerage Agreement and the Loan Agreement. If this Agreement is terminated by Exchangor prior to the Second Closing (but subsequent to the First Closing) due to Recipient's material breach of this Agreement, Exchangor shall have all the rights and remedies available at law or equity. If Exchangor is in material breach of this Agreement prior to the Second Closing (and subsequent to the First Closing), Recipient shall have all rights and remedies available in law and equity as set forth in Section 12.5 hereof.


SECTION 12                SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                          INDEMNIFICATION; CERTAIN REMEDIES

         12.1 Representations and Warranties. All representations and warranties contained in this Agreement shall be deemed continuing representations and warranties and shall survive the Closings for a period of eighteen months after the First Closing and for a period of Twelve months after the Second Closing. Any investigations by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation, warranty, or covenant contained in this Agreement. No notice or information delivered by Exchangor shall affect Recipient's right to rely on any representation or warranty made by Exchangor or relieve Exchangor of any obligations under this Agreement as the result of a breach of any of its representations and warranties.

         12.2 Indemnification by Exchangor. Notwithstanding the Closings, regardless of any investigation made at any time by or on behalf of Recipient or any information Recipient may have, but subject to the survival provisions of Section 12.1 Exchangor hereby agrees to indemnify and hold Recipient harmless against and with respect to, and shall reimburse Recipient for:

                 (a) Any and all losses, liabilities, or damages resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant by Exchangor contained in this Agreement or in any certificate, document, or instrument delivered to Recipient under this Agreement.

                 (b) Any and all obligations of Exchangor not assumed by Recipient pursuant to this Agreement, including any liabilities arising at any time under any Contract not included in the Assumed Contracts.

                 (c) Any loss, liability, obligation, or cost resulting from the failure of the parties to comply with the provisions of any bulk transfer law applicable to the transfer of the Assets.

                 (d) Any and all losses, liabilities, or damages resulting from the operation or ownership of the Station prior to the Closings, including any liabilities arising under the Licenses or the Assumed Contracts which relate to events occurring prior to the Closings Date.

                 (e) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity; provided Recipient shall substantially prevail in pursuing any such claim.

         12.3 Indemnification by Recipient. Notwithstanding the Closings, and regardless of any investigation made at any time by or on behalf of Exchangor or any information Exchangor may have, but subject to the survival provisions of Section 12.1, Recipient hereby agrees to indemnify and hold Exchangor harmless against and with respect to, and shall reimburse Exchangor for:

                 (a) Any and all losses, liabilities, or damages resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant by Recipient contained in this Agreement or in any certificate, document, or instrument delivered to Exchangor under this Agreement.

                 (b) Any and all obligations of Exchangor assumed by Recipient pursuant to this Agreement.

                 (c) Any and all losses, liabilities, or damages resulting from the operation or ownership of the Station on and after the Closings.

                 (d) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity, provided Exchangor shall substantially prevail in pursuing any such claim.

         12.4 Procedure for Indemnification. The procedure for indemnification shall be as follows:

                 (a) The party claiming indemnification (the "Claimant") shall promptly give notice to the party from which indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying in reasonable detail the factual basis for the claim. If the claim relates to an action, suit, or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within five days after written notice of such action, suit, or proceeding was given to Claimant.

                 (b) With respect to claims solely between the parties, following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and/or its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of the thirty- day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within the thirty-day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate remedy at law or equity or under the arbitration provisions of this Agreement, as applicable.

                 (c) With respect to any claim by a third party as to which the Claimant is entitled to indemnification under this Agreement, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third party claim, it shall be bound by the results obtained by the Claimant with respect to such claim.

                 (d) If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

                 (e) The indemnification rights provided in Sections 10.2 and 10.3 shall extend to the partners, shareholders, directors, officers, employees, and representatives of any Claimant although for the purpose of the procedures set forth in this Section 10.4, any indemnification claims by such parties shall be made by and through the Claimant.

         12.5 Specific Performance. The parties recognize that if Exchangor breaches this Agreement and refuses to perform under the provisions of this Agreement, monetary damages alone would not be adequate to compensate Recipient for its injury. Recipient shall therefore be entitled, in addition to any other remedies that may be available, including money damages, to obtain specific performance of the terms of this Agreement. If any action is brought by Recipient to enforce this Agreement, Exchangor shall waive the defense that there is an adequate remedy at law.

         12.6 Attorneys' Fees. In the event of a default by either party which results in a lawsuit or other proceeding for any remedy available under this Agreement, the prevailing party shall be entitled to reimbursement from the other party of its reasonable legal fees and expenses.

         12.7 Limitation. Neither Exchangor nor Recipient shall be required to indemnify the other party under this Section 10, except to the extent that the aggregate amount of all claims against the party exceeds One Hundred Thousand Dollars ($100,000).

SECTION 13       MISCELLANEOUS

         13.1 Fees and Expenses. Any federal, state, or local transfers or transfer tax arising in connection with the conveyance of the Assets by Exchangor to Recipient pursuant to this Agreement shall be paid by the party upon which such tax is imposed by law. Recipient and Exchangor shall each pay one-half of all fees required by the FCC in connection with the filing of applications for the FCC Consent. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including all fees and expenses of counsel, accountants, agents, and representatives, and each party shall be responsible for all fees or commissions payable to any finder, broker, advisor, or similar person retained by or on behalf of such party.
         13.2 Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be (a) in writing, (b) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested, (c) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt, and (d) addressed as follows:



If to Exchangor:         WNAL-TV, Inc.
                         Fant Broadcasting Company
                         Corporate Headquarters
                         One Independence Plaza, Suite 720
                         Birmingham, Alabama   35209
                         Attention:  Mr. Anthony Fant

With a copy to:          Michael A. King, Esq.
                         Brown & Wood, LLP
                         One World Trade Center
                         New York, New York  10048

If to Paxson:            Paxson Communications of Birmingham-44, Inc.
                         601 Clearwater Park North
                         W. Palm Beach, FL  33401
                         Attention:  Mr. Lowell W. Paxson

With a copy to:          John R. Feore, Jr., Esq.
                         Dow, Lohnes & Albertson
                         A Professional Limited Liability Company
                         1200 New Hampshire Ave., N.W.
                         Suite 800
                         Washington, D.C.  20036


or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 13.2.

         13.3 Benefit and Binding Effect. Neither party hereto may assign this Agreement without the prior written consent of the other party hereto; provided, however, that Recipient may assign its rights and obligations under this Agreement to one or more subsidiaries or commonly controlled affiliates of Recipient or an entity qualified to hold the Station's FCC Licenses (provided, however, that Recipient shall guarantee this assignee's performance under this Agreement) without seeking or obtaining Exchangor's prior approval and Recipient may collaterally assign its rights and interests hereunder to its senior lenders without seeking or obtaining Exchangor's prior approval and Exchangor may assign certain of its rights and obligations hereunder to a "qualified intermediary" for purposes of Section 1031 of the Internal Revenue Code without seeking or obtaining Recipient's prior approval. Upon any permitted assignment by Recipient or Exchangor in accordance with this Section 13.3, all references to"Recipient" herein shall be deemed to be references to Recipient's assignee and all references to "Exchangor" herein shall be deemed to be references to Exchangor's assignee, as the case may be. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         13.4 Further Assurances. The parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Agreement, including, in the case of Exchangor, any additional bills of transfer, deeds, or other transfer documents that, in the reasonable opinion of Recipient, may be necessary to ensure, complete, and evidence the full and effective transfer of the Assets to Recipient pursuant to this Agreement.

         13.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF). THE PARTIES AGREE TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE OR FEDERAL DISTRICT COURT FOR THE DISTRICT INCLUDING JEFFERSON COUNTY, ALABAMA OR THE NORTHERN DISTRICT OF ALABAMA.

         13.6 Headings. The headings in this Agreement are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

         13.7 Gender and Number. Words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine, or neuter, and any other number, singular or plural, as the context requires.

         13.8 Entire Agreement. This Agreement, the schedules, hereto, the Loan Agreement and Time Brokerage Agreement and all documents, certificates, and other documents to be delivered by the parties pursuant hereto, collectively represent the entire understanding and agreement between Recipient and Exchangor with respect to the subject matter hereof. This Agreement supersedes all prior negotiations between the parties and cannot be amended, supplemented, or changed except by an agreement in writing that makes specific reference to this Agreement and which is signed by the party against which enforcement of any such amendment, supplement, or modification is sought.

         13.9 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement, or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 13.9.

         13.10 Press Release. Neither party shall publish any press release, make any other public announcement or otherwise communicate with any news media concerning this Agreement or the Time Brokerage Agreement or the transactions contemplated hereby or thereby without the prior written consent of the other party; provided, however, that nothing contained herein shall prevent either party from promptly making all filings with governmental authorities as may, in its judgement be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         13.11 Counterparts. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Asset Exchange Agreement as of the day and year first above written.

PAXSON COMMUNICATIONS OF                        WNAL-TV, INC.
   BIRMINGHAM-44, INC.




By: /s/ James B. Bocock                         By: /s/ Anthony J. Fant
   ------------------------------               ----------------------------
         Name:   James B. Bocock                Name:  Anthony J. Fant
         Title:  President                      Title:     President


For purposes of guarantying the performance of Paxson Communications of Birmingham-44,
Inc., hereunder.


PAXSON COMMUNICATIONS CORPORATION



By:      /s/ James B. Bocock
         ---------------------------------
         Name:  James B. Bocock
         Title: President

                                                                SCHEDULE 2.2




                              Excluded Property

Schedule 2.2 -- Excluded Property


Prints in General Manager's Office: framed map, four animal prints, three horse prints, two telescope prints, and one polo print

Globe in General Manager's office

Antique books (9) and clock in reception area

Framed horse prints (2), leather desk pad, and antique books (3), located in Sales Manager's office

Marble top vanity and framed prints (2) in upstairs bathroom

Framed parrot print

Cox Furniture, including Partner's desk, located at One Independence Plaza, Birmington, AL

Airplane Piper N1277T and Rebuilt Engine for N1277T

One Zeos Computer, purchased in 2-15-90 (described as a Zero computer on schedule 3.6)

1982 Mercedes automobile

Table, chairs, paintings (2), chicken of wood and screen in Station's kitchen

Chinese screen in lobby

Rolled rug (stored in Sales Manager's office)

Map, hat, magnifying glass, and personal table pieces

Personal belongings of Anthony Fant

                                                                SCHEDULE 3.3




                                   Consents

Schedule 3.3 -- Contracts Requiring Consent for Assignment


1.      Agreement relating to Real Estate

Alabama Power Company           Non-exclusive Lease, dated August, 1993,
                                for tower and antenna site

Alabama Power Company           Lease, dated July 1, 1995

Tom A. Carden                   Building Lease, dated November 1, 1992,
                                office space and broadcasting facilities, as extended on July 1, 1996

Chateau Apartments              Rental apartment

LB Chemical Company             Warehouse\storage area


2.      General Contracts and Agreements

Associated Press                AP NewsCenter                   96-98
                                AP NewsPower                    96-98
                                GraphicsBank                    96-98

ASCAP                           Blanket License Fee             1996

Broadcast Music, Inc.           Blanket License Fee             1996

Center Capital Corporation      Avid AirPlay and Media Composer

CBS                             Affiliation Agreement, Newspath Agreement,
                                ServiceMark License Agreement

FOX (1)                         Affiliation Agreement

Luckie and Company              Public Relations Firm

NAB                             Member of National Association of Broadcasters

Network Music                   License                         renewed

Nielsen Media Research          Index Service Agreement         94-99

Petry, Inc.                     Representation Agreement        94-99

SESAC                           Performance License Fees        1996

Software Systems, Inc.          Summit television system        95-98

UPS                             Network service                 95-96

WB Communications (1)           Affiliation Agreement

Xerox                           Xerox 5028                      96-97


3.      Programming Agreements

Company                         Property                        Season

Allied Communications, Inc.     FilmLeader 3                    95-96
                                HighTide                        95-96
                                Beyond Reality                  95-96
                                FilmLeader Encore 1             96-99
                                FilmLeader Encore 2             96-00

Active Entertainment            Bruno the Kid                   96-98
                                Sky Dancers                     96-97
                                Dragon Flyz                     96-97
                                Monster Mania                   96-97

All American Television         Baywatch Strip                  95-97

CBS/Group W                     Greatest Moments of the
                                  Olympiad                      1996

Columbia                        Pegasus 2                       96-99
                                Columbia Gold                   96-99
                                Showcase                        96-00
                                Gold II                         96-99
                                Pegasus 3                       96-01
                                The Jeffersons                  96-99
                                Good Times                      96-99
                                Who's the Boss                  96-00
                                All in the Family               96-99
                                Benson                          96-99
                                Hunter                          96-99

Conus Communications               All News Channel             95-96

Don Taffner's Entertainment        The Wanderer                 96-96

First Baptist Church of Gadsden    Sunday service               95-96


Genesis                            Scrooge                       96
                                   Marvel Action                94-96

ITC Distribution                   Mom V Movie Deal Memo        96-97

Kelly News and Entertainment       Strong against Crime         96-97
                                   Fire Rescue                  96-97
                                   Rebecca's Garden             96-97

MCA                                Airwolf                      97-99
                                   A - Team                     96-99
                                   B.J. Lobo                    96-99
                                   Black Sheep                  96-99
                                   Gimme A Break                96-99
                                   Simon and Simon              96-99

Mediacast                          Backyard America             95-96

Multimedia Entertainment           Damn Taxes                   96-97
                                                                95-96
                                   Damn Right                   95-96
                                   Donahue                      95-96
                                   Jerry Springer               95-97

Muller Media                       Prime Target 2               96-97

MG Perin, Inc.                     Coast Guard                  96-97
                                   Miracles                     96-97
                                   Prevention's Body Wise       96-97

Paramount Distribution             The Complete Perry Mason     94-99
                                   Perry Mason Features         96-99
                                   The Complete Lucy            94-99
                                   The Andy Griffith Show       94-99
                                   The Complete Matlock         94-98

Rainbow Church of Christ        Sunday Service                     renewed

Rysher Entertainment            Saved by the Bell                  94-96
                                Lifestyles                         95-96
                                Highlander                         95-96

Samuel Goldwyn                  Theatre 2                          95-96
                                American Gladiators                94-96
                                Gladiators 2000                    95-96
                                New Adventures of Flipper          95-96

Starcom Entertainment, Inc.     Best Picture Show                  monthly

Tel-A-Cast                      Backyard America                   96-97

Telecast License Agreement      Network One 800\900

TELCO Productions               Emergency                          96-97

Telepictures Distribution       This Old House                     96-97

Tradewinds Television           Live Entertainment Premiere One    95-98
                                The Classic Collection             95-96
                                The Night They Saved Christmas     96-96

Tribune Entertainment           Macy's                             1996
                                Gladiators 2000                    96-97
                                Hollywood Christmas                1996
                                Live from the Academy Awards       1996
                                Geraldo                            95-96
                                Out of the Blue                    95-96
                                U.S. Farm Report                   95-96
                                Charles Perez                      95-96
                                Flipper                            96-97

Turner Program Services         Jacques Cousteau                   96-96
                                National Geographic on Assignment  96-96
                                The World of National Geographic   95-96
                                Turner Pictures II; Captain Planet
                                Strip; National Geographic Presents;
                                The World of National Geographic;
                                Rediscovery of the World
                                Turner Pictures III                94-96

Twentieth Century Television    M*A*S*H                         96-98
                                Gordon Elliott Show             96-97




United Artists                  The Bradshaw Difference         96-97
                                L.A.P.D.                        96-97
                                The Good, The Bad and The Ugly
                                For a Few Dollars More
                                Jack the Giant Killer
                                Marty
                                The Lion's Pride                96-99

Warner Brothers                 TV4 Package                     96-00
                                Volume 18                       96-98
                                Volume 19                       96-00
                                Volume 31                       96-02
                                Premiere Edition II             96-98
                                Premiere Edition Three          96-01

Word of Life Church             Services                        renewed

WorldVision                     Beverly Hills 90210             94-96
                                Little House on the Prairie     96-01



4.      Oral Agreements

        There are no oral agreements relating to the Station or its operations.



(1) The Affiliation Agreements with FOX and The WB have been terminated by Exchanger, effective September 2, 1996.

                                                                SCHEDULE 3.4



                                   Licenses

Schedule 3.4 -- Licenses

        1. Television Broadcast Station License, granted on May 25, 1996 by the Federal Communications Commission, expiration date: April 1, 1997

        2. Radio Broadcast Station License, granted on March 24, 1994 by the Federal Communications Commission, expiration date: April 1, 1997

        3.      License Renewal Authorization, granted by Federal
Communications Commission on March 31, 1992, expiration date:  April 1, 1997

        4.      City of Gadsden Business License, expiration date:  December
31, 1996.

        5. Corporate Permit for the year ending December 31, 1996, issued by the Corporate Tax Division of the State of Alabama.

Continued

Schedule 3.4 to the Asset Exchange Agreement



                        BIRMINGHAM ADI CABLE COVERAGE


COUNTY                  CABLE COMPANY                 CITY                       CH #           CABLE HH

CHEROKEE                TCI OF ALABAMA                CENTRE                      9               1,116
                        FALCON CABLE                  CEDAR BLUFF                 10              660
                        LOOKOUT CABLE                  ALPINE                     2               N/A
                                                      GAYLESVILLE                 2
                        WEISS LAKE CABLE              PREWITT'S CAMP              2               N/A

ETOWAH                  COMCAST                       GADSDEN                     2               21,000
                                                      GLENCOE                     2
                                                      RAINBOW CITY                2
                        CABLE SOUTH                   HOKES BLUFF                 4               1,251
                                                      SOUTHSIDE                   4               1,700
                        FALCON CABLE                  ATTALLA                     3               2,755
                                                      GALLANT                     3
                                                      REECE CITY                  3
                                                      RIDGEVILLE                  3

ST. CLAIR               ST. CLAIR CABLEVISION         ASHVILLE                    33              1,860
                                                      STEELE                      33
                                                      SPRINGFIELD                 33
                                                      UNICORP OF ST. CLAIR CO.    33
                        ST CLAIR CABLEVISION          MARGARET                    33              N/A
                                                      ARGO                        33
                                                      PORTIONS OF:
                                                            ST. CLAIR CO.         33
                                                            JEFFERSON CO.         33
                                                            TRUSSVILLE            33
                                                            SPRINGFIELD           33

TALLADEGA               NEWCHANNELS                  MUNFORD                      11              N/A

                                                                   SCHEDULE 3.5




                                Real Property

Schedule 3.5 -- Real Property


1.      WNAL does not own any real property in fee simple.

2. WNAL does have a leasehold interest in certain real estate pursuant to the terms of the following leases:

        A.      Non-exclusive Lease, dated August 1, 1993, with Alabama
                Power Company;

        B.      Carden Building Lease, dated November 1, 1992, with
                Tom A. Carden;

        C.      Chateau Apartment Residential Lease, dated July 10, 1996;

        d.      Warehouse Space Rental Agreement, dated October 8, 1996;

and WNAL is not in breach of any term thereof. Neither the Leases nor a notation of Leases have been recorded.


NOTE:           All leasehold interests secure Loan to AmSouth Bank
                (see schedule 3.15)

                                                                SCHEDULE 3.6




                          Tangible Personal Property

Schedule 3.6 -- Tangible Personal Property

                     WNAL-TV, INC. - PHYSICAL INVENTORY(1)


#   NAME OF ITEM            MODEL/SERIAL #           DESCRIPTION                       LOCATION              NOTES
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                       DEPT.    PHYSICAL
                                                                                       -----------------
1   Moseley 1600            RMC1600                  Remote Control                    Eng.       M/C
2   Video Tek               APM2000/05940060         Audio Monitor                     Eng.       M/C
3   Shure                   M267                     Audio Mixer                       Eng.       M/C        Two Units
4   Gorman Redlich          CEO/6096                 EBS Encoder                       Eng.       M/C        Includes Radio
5   Sony                    PVM 1341/2000178         Monitor                           Eng.       M/C
6   DPS                     DPS-220/9207220026       TBC-Fr. Sync.                     Eng.       M/C        Two Units
7   Tektronix               1740/B029824             VFM/Vect. 90                      Eng.       M/C        2 Units/Diff. Models
8   Scientific Atlanta      6250/3075                Demodulator                       Eng.       M/C        Two Units
9   Tektronix               1910/Bolo 878            Digital Gen.                      Eng.       M/C
10  Pesa                    1602                     16x2 Switcher                     Eng.       M/C
11  Tektronix               TSG-100/Bolo 251         Signal Gen.                       Eng.       M/C
12  Video Tek               RS10A                    10x1 Switcher                     Eng.       M/C
13  Sony                    VO5800/27891             Videotape Recorder                Eng.       M/C
14  Sony                    VP5000/63225             Videotape Player                  Eng.       M/C
15  Sony                    VP5000/62346             Videotape Player                  Eng.       M/C
16  Sony                    VP5000/62389             Videotape Player                  Eng.       M/C
17  JVC                     TM/9U(A)/06935877        Color Monitor                     Eng.       M/C
18  JVC                     TM9U(A)/06935362         Color Monitor                     Eng.       M/C
19  JVC                     TM9U(A)/06935397         Color Monitor                     Eng.       M/C
20  JVC                     TM9U(A)/10070665         Color Monitor                     Eng.       M/C
21  JVC                     BA-9622U/08013868        S-VHS Videotape Rec.              Eng.       M/C        Two Units
22  JVC                     BR-9622U/08013853        S-VHS Videotape Rec.              Eng.       M/C
23  DPS                     DPS-220/5E220006         TPC - Fr. Sync.                   Eng.       M/C
24  JVC                     TM-9U(A)/09937224        Color Monitor                     Eng.       M/C
25  JVC                     TM-9U(A)/06936149        Color Monitor                     Eng.       M/C
26  JVC                     TM-9U(A)/06935524        Color Monitor                     Eng.       M/C
27  JVC                     TM-9U(A)/06935386        Color Monitor                     Eng.       M/C
28  Panasonic               CT-1330V/UG4342750       Color Monitor                     Eng.       M/C
29  Zenith                  SC3361S/721-05170239     Color Monitor                     Eng.       M/C
30  JVC                     BR-S378U/168X0139        S-VHS Videotape Rec.              Eng.       M/C
31  JVC                     BR-S378U/159X0192        S-VHS Videotape Rec.              Eng.       M/C
32  JVC                     BR-S378U/069X0214        S-VHS Videotape Rec.              Eng.       M/C
33  JVC                     BR-S378U/168X0119        S-VHS Videotape Rec.              Eng.       M/C
34  JVC                     BR-S378U/168X0017        S-VHS Videotape Rec.              Eng.       M/C
35  JVC                     BR-S378U/069X349         S-VHS Videotape Rec.              Eng.       M/C
36  JVC                     BR-S378U/168X0011        S-VHS Videotape Rec.              Eng.       M/C
37  Cross Point Latch       6109/0216                Production Switcher               Eng.       M/C
38  Gen. Instrument         5501                                                       Eng.       M/C
39  President               Video Cypher II          Sat. Rec.                         Eng.       M/C
40  Uniden                  UST-4400/15004171        Sat. Rec.                         Eng.       M/C
41  Link                    StarFlex                 Video-Audio DA                    Eng.       M/C
42  Leading Edge            CMC 1417 AE              Computer Monitor                  Eng.       M/C
43  Leading Edge            CPC2603/33/WIN7102       Computer                          Eng.       M/C
                            44230705984
44  Avid (2)                Airplay/FC4390E41MI      Computer Spot Player              Eng.       M/C        Inc. all components
                                                                                                             except monitor
45  Avid (2)                HL7955SKTA/              Color Monitor                     Eng.       M/C
                            407007384
46  Iris Tech               Video Commander          Routing Switcher 16x16            Eng.       M/C        Inc. 3 Boxes & Software


                                                            as of August 1, 1996

#      NAME OF ITEM         MODEL/SERIAL #           DESCRIPTION                       LOCATION                NOTES
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                    DEPT.      PHYSICAL
                                                                                    -------------------
47    Tektronix             1750/B030956                Waveform monitor            Eng.          M/C
                                                        Vectorscope
48     Shure                M-267                       Audio Mixer                 Eng.          M/C
49     Hewlett-Packard      C2163A/VS4CT16029           Printer                     Eng.          M/C
50     Grass Valley         3252/73637                  Sync. Gen.                  Eng.          M/C
51     Chyron               VP2                         Character Gen.              Eng.          M/C
52     Magnavox (4)         RR1352 C403/33293645        Color TV & Monitor          Eng.          M/C
53     Digital Clock        Kit Built                   Master Clock                Eng.          M/C          1 Master/2 Slaves
54     3M                   AT-60                       Audio Amp.                  Eng.          M/C
55     Werner               PT374-46                    Rolling Ladder              Eng.          M/C
56     Number Destroyed
57     Detroit Diesel       1271                        Diesel Engine - V-12 &      Eng.          Xmtr.        Inc. Fuel Tank
                                                        Generator set
58     Central Tower        3600                        400' Tower                  Eng.          Outside      Includes Lighting,
                                                                                                               Static Cut & Ice
                                                                                                               Bridge
59     Andrew Ant.          ATW32G4-HSS-44              UHF Antenna                 Eng.           Tower
60     Andrew Trans. Line   MaxiLine                    6-1/8" Coax                 Eng.           Xmtr.
61     Building (Xmtr.)     Built '94 by Phillip Smith  30'x30 Metal/Concrete       Eng.           Xmtr.       Inc. lights, wiring,
                                                                                    Floor                      disconnect, etc.
62     General              87AC 1062/4318              ABT Switch, 600V 600A       Eng.           Xmtr.
63     Siemens              3F3Y075ST                   Dry Transformer/75KVA       Eng.           Xmtr.
                                                        480/208-120
64     Larcan TTC           HDR-30-A1                   IOT Transmitter             Eng.           Xmtr.       Inc. control cab &
                                                        3353-MIA-94 0-0011                                     blowers
65     Larcan TTC           3353-MIA-9410-001C          Driver Cabinet              Eng.           Xmtr.       Inc. Mod, UPCON, PS,
                                                                                                               Controller, 3 AMPS
66     Peter Dahl           8162-765                    33KV PS                     Eng.           Xmtr.
       Transformer Co.

67     Goodman              CE60-3B/9406123149          A/C Outside Unit            Eng.           Xmtr.
68     Goodman              A6020/9410036444            Air Handler - Inside        Eng.           Xmtr.
69     EEV                  7340R/47-9451               IOT                         Eng.           Xmtr.
70     EEV                  MA22388/014                 Magnet Assembly             Eng.           Xmtr.
71     EEV                  MA2611A                     Input Cavity                Eng.           Xmtr.
72     Altronic             5825E4/140                  Dummy Load/Aircooler        Eng.           Xmtr.       Inc. Thru-Line Meter
73     MCI                  49300/5280                  Band Pass Filter            Eng.           Xmtr.       Includes 4-1/16 Coax
                                                                                                               & Step
74     MCI                  31502/5281                  4-1/16 Panel - 5 Pont       Eng.           Xmtr.       Reducer Harmonic
                                                                                                               Filter
75     Andrew                                           50 to 75 R 6-1/8"           Eng.           Xmtr.
                                                          Transformer
76     Macom MA-KA          845200-1/T103F2101.5        M/U Rec.                    Eng.           Xmtr.
77     Macom MA-KA          Pac-12                      Audio Demodulator           Eng.           Xmtr.
78     Andrew               Heliax                      7/8" Coax, Approx. 325'     Eng.           Outside
79     Mark Ant.                                        6' Grid M/W Rec. Dish       Eng.           Tower
80     Tektronix            1480/B093331                Waveform monitor            Eng.           Xmtr.
81     Tektronix            520A/B43937                 Vector Scope                Eng.           Xmtr.
82     Grass Valley         3252-796                    Sync. Gen.                  Eng.           Xmtr.       Inc. 4 Cards SF,
                                                                                                               I.P.S.
83     Grass Valley         3240/2710                   Proc. Amp                   Eng.           Xmtr.       Inc. 5 Cards, IPS
84     VideoTek             DM154/12940B19              Demodulator                 Eng.           Xmtr.
85     Tektronix            TSG170A/B030415             Signal Gen.                 Eng.           Xmtr.
86     Sony                 PUM 1380/2007466            Color Monitor               Eng.           Xmtr.
87     Moseley              MAC1600/9103722             Remote Control              Eng.           Xmtr.
88     Orban                275A                        Auto Stereo Synthesizer     Eng.           Xmtr.
89     Bird                 4388/0160                   RF Power Analyst            Eng.           Xmtr.       Inc. Thru-line
                                                                                                               mounted in Trans-
                                                                                                               mission Line
90     Orban                8182A/56/800191             Optimod TV, Stereo Gen.     Eng.           Xmtr.



                                                           as of August 1, 1996
                                  Page 2 of 7

 #    NAME OF ITEM            MODEL/SERIAL #         DESCRIPTION                       LOCATION               NOTES
- -----------------------------------------------------------------------------------------------------------------------------------
                                                                                   DEPT.   PHYSICAL
                                                                                  ------------------
 91   Orban                   8182A/885523           Optmod TV, Compress Etc.      Eng.      Xmtr.
 92   Lightning Prot. Corp    LPC20716/2253          Surge Supressor               Eng.      Xmtr.
 93   Larcan TTC              5014-9410-003/1908L    Surge Supressor               Eng.      Xmtr.
 94   Ratelco                 VR24202-1908L          Battery Charger               Eng.      Xmtr.
 95   Dayton                  2C785B                 Shutter Exhuast fan           Eng.      Xmtr.     Inc. Remote Shutter
 96   Tektronix               An/USM-281C/445M       7603 O Scope                  Eng.      Xmtr.     Inc. 1 Time Base/2 Vent Amp
 97   Leader                  LDC-825/3100294        Digital Counter               Eng.      Xmtr.
 98   Avid (2)                Med. Composer/         1000 Digital Editing System   Eng.      Prod.     Inc. Keyboard, HO,
                              XB437076672                                                              Cabler, CD Rom
 99   Avid (2)                     HC3925KTK         Color Monitor                 Eng.      Prod.     Two Units
                                    40600159
100   Avid (2)                     HC3925KTK         Color Monitor                 Eng.      Prod.
                                    406005166
101   Roland                  MA-12/EG63060          Micro Mon. (Audio)            Eng.      Prod.     Two Units
102   Roland                  MA-12/EG63060          Micro Mon. (Audio)            Eng.      Prod.
103   Mackie                  1202/D75192            Audio Mixer                   Eng.      Prod.     Two Units
104   Sony                    CDP215/8858036         CD Player                     Eng.      Prod.
105   JVC                     BR-S378U/168X0010      S-VHS Video Tape Rec.         Eng.      Prod.
106   JVC                     KY27BU/10950243        Color Camera                  Eng.      Prod.
107   JVC                     BR-S42U/15810854       S-VHS Tape Recorder           Eng.      Prod.
108   Fujinon                 A12X9 BFRM-8C          12X Lens                      Eng.      Prod.
                                   08C5900135
109   JVC                     VF-P1154/16751115      View Finder                   Eng.      Prod.
110   JVC                     AA-P250U/14852007      AC Power Adapter              Eng.      Prod.     Inc. 3 Batt. NB-G11
111   Lowell                  Trans-Kit/TI-92        Light Kit                     Eng.      Prod.
112   Peter Ligamd            JRA-83ML               Tripod                        Eng.      Prod.
113   Peter Ligamd            UL1-321                Fluid Head                    Eng.      Prod.
114   Nady                    151VR/151139276        Wireless Microphone           Eng.      Prod.     Rec. & Xmtr. 11265
115   Electro-Voice           635A/9448              Microphone                    Eng.      Prod.
116   Scientific Atlanta      6250/010260            Demodulator                   Eng.
117   Olson                   OTD-2000/1465          Demod (Cable)                 Eng.
118   Mark Ant.                                      4' Grid. M/W Dish             Eng.      Tower     510 Chestnut Street
119   Rohn                    SSV                    90' Tower/M/W Xmt.            Eng.     Outside    510 Chestnut Street
120   Andrew                  Heliax                 7/8", approx. 150', M/W                Outside    510 Chestnut Street
121   Macom                   MA-K6                  M/W Transmitter               Eng.     Upstairs   Inc. T-Rack
122   Macom                   PAC10                  Audio Modulator               Eng.     Upstairs   Inc. LP Video Filter
123   RCA                     DRD102RW/451513244     DBS Sat. Rec.                 Eng.     Upstairs   Inc. 18" dish
124                                                  1400' Fiber Optic Cable       Eng.     Outside    Strung on Poles
125   Clarke Cable                                   400' Video/6 Audio            Eng.     Outside    Dee Ford Protect
126   Telephone Cable                                12 Pr. Telephone              Eng.     Outside    Dee Ford Protect
127   Mackie                  1202/DO91471           Audio Mixer                   Eng.     Dee Ford   Remote Studio
128   Fujinon                 SRD-92B                Zoom Control                  Eng.      Prod.
129   JVC                     VF-P400U/09053f168     Viewfinder Studio             Eng.      Prod.
130   Sencore                 SL750/6096961M         TV Signal Stre. Meter         Eng.      Eng.      Inc. Ant, Pg. & Case
131   Sat. Dish               12' (Moves)            Sat. Dish                     Eng.     Outside    Rickles
132   Sat. Dish               10' (Moves)            Sat. Dish                     Eng.     Outside
133   Sat. Dish               10' (Does not move)    Sat. Dish                     Eng.     Outside
134   GoldStar (4)            CMT4842N/XC00005913    13" Color TV                  Eng.                Inc. Remote
135   GoldStar                CMT9325/KC60402781     19" Color TV                  Sales    GSM Off.   Inc. Remote
136   Sharp (4)               VC-A102U/353796        VCR                           Sales    GSM Off.
137   Sharp                   13A-M050/515294        13" Color TV                  P&O       Traffic   Inc. Remote
138   Sharp                   13A-M050/514199        13" Color TV                  G&A       GM Off.   Inc. Remote
139   Emerson                 VCR910/E746649         VCR                           G&A       GM Off.

                                                            as of August 1, 1996


#      NAME OF ITEM       MODEL/SERIAL #         DESCRIPTION                       LOCATION              NOTES
- -----------------------------------------------------------------------------------------------------------------------------
                                                                                DEPT.      PHYSICAL
                                                                                -------------------
140    Quasar             T6278YW/AQ52269349        19" Color TV                P&O           Lobby
141    CTX                CVP5429A                  14" Color Comp Monitor      Sales
                          K20-22202774
142    Smile Int'l        CA1716DS                  17" Color Comp. Monitor     Sales         GSM Off.
                          ALKKU5357940
143    No Name            9200533                   386 Computer                Sales         GSM Off.   Inc. Keyboard & Mouse
144    Trip-Lite          CCI Plus/BBT4A            Surge Supressor             Sales         GSM Off.
145    Hewlett-Packard    DeskJet 560C              Color Printer               Sales         GSM Off.
                          US4721G19N
146    Packard Bell       PB85385VGA                13" Color Monitor           P&O           Traffic    Inc. Keyboard & Mouse
                          12131428
147    Packard Bell       PB1120/L033034757         Computer                    P&O           Traffic    Inc. Keyboard & Mouse
148    Micro-Lan                                    Computer                    P&O           Traffic    Inc. Keyboard & Mouse
                          T90051278/110494
149    CTX                1451/090-43000110         14" Color Monitor           P&O           Traffic
150    Brother            IntelliFax 950M           Fax Machine                 P&O           Traffic
                          K31959103
151    Brother            GX6750/H56253885          Electronic Typewriter       P&O           Traffic
152    Hewlett Packard    DeskJet 500               Printer                     P&O           Traffic
                          US3576110SV
153    Alton              AL142856/205C101708       12" Color Comp. Monitor     G&A           Admin
154    Kensinton          Microwave/I696U           Surge Supressor             G&A           Admin.
155    No Name            T90022348-71592           Computer                    G&A                      Inc. Keyboard & Mouse
156    Xerox              PA-/68H-523667            5028 Copier
157    Xerox              7024                      Fax Terminal                G&A
158    Sony               CDP-70/851674             CD Player                   G&A
159    IBM PS-1           23ZCW02                   Computer                    G&A           GM Off.    Inc. Kyd., Mouse, Speak (2)
160    IBM-PS-1           2112 001/23-46433         14" Color Comp. Monitor     G&A           GM Off.
161    PC Concepts        MT-767/ED1088             Surge Supressor             G&A           GM Off.
162    Hewlett Packard    DeskJet 520               Printer                     G&A           GM Off.
                          US417170V1
163    Panasonic          KX-P2123                  Printer                     G&A                      Not Used-Inc. Cable
                          3GSBNF445997
164    Rack #1            Black                     Equipment Rack, 19" W.      Eng.          M/C
165    Rack #2            Black                     Rack, 19" W.                Eng.          M/C
166    Rack #3, Avid (2)  White                     Rack, 19" W.                Eng.          M/C
167    Rack #4            Black                     Rack, 19" W.                Eng.          M/C
168    Rack #5            Blue                      Rack, 19" W.                Eng.          M/C
169    Rack #6            Grey                      Rack, 19" W.                Eng.          M/C
170    Rack #7            Black                     Double Rack - 19" Wide      Eng.          M/C
171    Northern Telecom   Meridan/0404369135        Telephone                   G&A           Eng. Off
172    Northern Telecom   Meridan/0409179134        Telephone                   G&A           Sales
173    Northern Telecom   Meridan/04112409206       Telephone                   G&A           Sales
174    Northern Telecom   Meridan/0404249135        Telephone                   G&A           Sales
175    Northern Telecom   Meridan/0403249135        Telephone                   G&A           Sales
176    Northern Telecom   Meridan/0404329135        Telephone                   G&A           GSM Off.
177    Northern Telecom   Meridan/0417298951        Telephone                   G&A           Prod.
178    Northern Telecom   Meridan/0402269135        Telephone                   G&A           M/C
179    Northern Telecom   Meridan/0407519134        Telephone                   G&A           Sales
180    Northern Telecom   Meridan/0401438129        Telephone                   G&A           Lobby       Master Set
181    Northern Telecom   Meridan/0403529135        Telephone                   G&A           Kitchen
182    Northern Telecom   Meridan/0403129135        Telephone                   G&A           Traffic
183    Northern Telecom   Meridan/0403449135        Telephone                   G&A           Traffic


                                                            as of August 1, 1996

 #      NAME OF ITEM         MODEL/SERIAL #          DESCRIPTION                      LOCATION                   NOTES
- ----------------------------------------------------------------------------------------------------------------------------------
                                                                               DEPT.      PHYSICAL
                                                                               --------------------
184     Northern Telecom     Meridian/0403489135     Telephone                 G&A        Conf. Rm.
185     Northern Telecom     Meridian/0404289131     Telephone                 G&A          Admin.
186     Northern Telecom     Meridian/0413699206     Telephone                 G&A        Fax Phone
187     Northern Telecom     Meridian/0407109134     Telephone                 G&A          GM Off.
188     Northern Telecom     Meridian/0403649135     Telephone                 G&A          GM Off.
189     Northern Telecom     Meridian/0401809134     PBX Control Unit          G&A         Kitchen    Inc. Accessories Mt. on Wall
190     AT&T                 HT-5300/890127          Cordless Telephone        G&A         Kitchen
191     Rack #1              Black                   Rack, 19" W.              Eng.         Xmtr.
192     Rack #2              Black                   Rack, 19" W.              Eng.         Xmtr.
193     Oxy. Welding Equip                           Welding Equipment         Eng.         Xmtr.     2 Bottles, gauges, hoses, cart
194     AT&T                 700/CS6601601D          Telephone                 Eng.         Xmtr.
195     Werner               W-336                   Ladder, 6' Wood           Eng.         Xmtr.
196     Werner               W-368                   Ladder, 8' Metal Folding  Eng.         Xmtr.
197     Werner               D1124-2                 Ladder, 24' Metal Ext.    Eng.         Xmtr.
198     Desk                 Wood                    2-Drawer, Brown           G&A         Eng. Off.
199     Chair                Cloth Bottom            Wooden Arms               G&A         Eng. Off.
200     File Cabinet         White                   2-Drawer Metal            G&A          Sales
201     File Cabinet         White                   2-Drawer Metal            G&A          Sales
202     File Cabinet         White                   2-Drawer Metal            G&A          Sales
203     File Cabinet         White                   2-Drawer Metal            G&A          Sales
204     SwinTec              1146CM                  Typewriter, Electric      G&A          Lobby
205     Desk                 Red                     Wood, 3-Drawer            G&A          Lobby
206     Typewriter Table                             Wood, Oak                 G&A          Lobby
207     Chair                Green                   Wood Legs                 G&A          Lobby
208     United Chair         109084                  Grey, Adj. w/ Wheels      G&A          Lobby
209     Table                White                   Metal                     G&A          Prod.
210     File Cabinet         Black                   2-Drawer Wood             G&A          Prod.
211     United Chair         Red                     Adj. w/ Wheels            G&A          Prod.
212     Desk                 Brown Top               6-Drawer, Metal           G&A           M/C
213     Brother              AX-250/LI6527063        Elec. Typewriter          G&A           M/C
214     Cabinet              Black                   7 Sliding Shelves         G&A           M/C
215     Hon                  S720WNN24/ALIML3        Chair. Brown              G&A           M/C
216     United Chair         Red                     Adj. w/ Wheels            G&A           M/C
217     United Chair         109084                  Grey, Adj. w/ Wheels      G&A           M/C
218     Desk                 Black                   4-Drawer, Wood            G&A          Sales
219     File Cabinet         Tan                     4-Drawer, Metal           G&A           Eng.
220     Chair                Grey                    Adj. w/ Wheels            G&A          Sales     Wal-Mart
221     Kitchen Table                                Wood                      G&A         Kitchen
222     Chair                Green Bottom            Wood                      G&A         Kitchen
223     Chair                Green Bottom            Wood                      G&A         Kitchen
225     Scotsman                                     Auto. Ice Machine         G&A         Kitchen
226     Scotsman             RF33A-1B-276181-06J     Refrigerator              G&A         Kitchen
227     Amana                     Radar Range        Microwave Oven            G&A         Kitchen
                                  P7733207M
228     Vanity                                       Marble Top/wood           G&A         Bathroom
229     Conference Table                             Wood                      G&A         Conf. Rm.
230     Chair                Green Bottom            Wood                      G&A         Conf. Rm.
231     Chair                Green Bottom            Wood                      G&A         Conf. Rm.
232     Chair                Green Bottom            Wood                      G&A         Conf. Rm.
233     Chair                Green Bottom            Wood                      G&A         Conf. Rm.
234     Chair                Green Bottom            Wood                      G&A         Conf. Rm.
235     Chair                Green Bottom            Wood                      G&A         Conf. Rm.
236     Cabinet              Shelves & Drawers       Wood./2-Drawer            G&A         Conf. Rm.

                                                                                                          as of August 1, 1996


#   NAME OF ITEM            MODEL/SERIAL #           DESCRIPTION                       LOCATION              NOTES
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                       DEPT.    PHYSICAL
                                                                                       -----------------
237 Desk                    Red                      Wood                              G&A        Admin.
238 File Cabinet            Blonde                   2-Drawer, Wood                    G&A        Admin.
239 Credenza                Red                      4-Drawer                          G&A        Admin.
240 Chair                   Green/Red                Wood                              G&A        Admin.
241 Chair                   Green/Red                Wood                              G&A        Admin.
242 Desk                    Red/Gray                 Wood Top, 5-Drawer                G&A        Fax Rm.
243 Chair                   Red Leather              High Back w/ Wheels               G&A        Admin.
244 Desk                                             Wood, 9 Drawer                    Sales      GSM Off
245 Credenza                Brown                    Wood                              Sales      GSM Off
246 Chair                   Red Leather              High Back w/ Wheels               Sales      GSM Off
247 Cabinet                 Brown                    Wood, 4-Drawer                    Sales      GSM Off
248 Chair                   Red Leather              Wood                              Sales      GSM Off
249 Chair                   Red Leather              Wood                              Sales      GSM Off
250 TV Table                Brown                    Wood                              Sales      GSM Off
251 G.E.                    SC4SJB/HV810701          Refrigerator, Compact             G&A        Dn. Kit.
252 Quasar                  MQ5516AU                 Microwave Oven                    G&A        Dn. Kit.
                            NM635390293
253 Mr. Coffee                                       Coffee Maker                      G&A        Dn. Kit.
254 Desk                                             Wood, 9 Drawer                    G&A        GM Off.
255 Chair                   Red Leather              High BAck w/ Wheels               G&A        GM Off.
256 Computer Table                                   Metal, Wood Top                   G&A        GM Off.
257 Chair                   Red Leather              Wood Legs                         G&A        GM Off.
258 Chair                   Red Leather              Wood Legs                         G&A        GM Off.
259 Chair                                            Cloth/Wood                        G&A        GM Off.
260 Chair                                            Cloth/Wood                        G&A        GM Off.
261 Fellows                 PS50/392372              Paper Shredder                    G&A        GM Off.    Inc. PS
262 Cabinet                 Book Case                Wood, 3 Shelf/2 Drawer            G&A        GM Off.
263 Chair                   Green                    Cloth/Wood                        G&A        Upstairs
264 Chair                   Green                    Cloth/Wood                        G&A        Upstairs
265 Chair                   Green                    Cloth/Wood                        G&A        Upstairs
266 Sofa                    1 Cushion                Cloth w/ Wood Legs                G&A        Upstairs
267 End Table               1-Drawer                 Wood                              G&A        Upstairs
268 Chest                   3-Drawer                 Wood                              G&A        Upstairs
269 Table                   3-Drawer                 Wood                              G&A        Upstairs
270 Table                   Glass Top                Green Bottom                      G&A        Upstairs
271 Werner                  W336                     6' Wood Ladder                    Eng.
272 File Cabinet            Black                    4-Drawer                          G&A        Traffic
273 File Cabinet            Black                    3-Drawer                          G&A        Traffic
274 Desk                    Brown                    7-Drawer                          G&A        Traffic
275 Table                   Comp. Keybd. Shelf       White Top/Red Metal               G&A        Traffic
276 Table                   Computer                 White Top/Red Metal               G&A        Traffic
277 Table                   Computer                 White Top/Red Metal               G&A        Traffic
278 Steelcase               Chair                    Metal & Cloth w/ Wheels           G&A        Traffic
279 United Chair            82083                    Cloth w/ Wheels                   G&A        Traffic
280 United Chair            Red                      Cloth w/ Wheels                   G&A        Traffic
281 Chair                   Brown                    Cloth & Wood                      G&A        Traffic
282 Comfort Edge            TY-12/CET1712            Oscillating Fan                   G&A        Traffic
283 Book Case               Brown                    Wood, 3-Shelf                     G&A        Traffic
284 Hewlett Packard         Laser Jet 4 Plus         Printer                           G&A        Traffic
285 Tektronix               7L12/B202845             Spectrum Analyzer                 Eng.       Xmtr.
286 Tektronix               7603/B328265             Oscilliscope, Main Frame          Eng.       Xmtr.
287 Tektronix               Type 200-l, Model M      Mobile Cart                       Eng.       Xmtr.
288 Fluke                   87/30101306              Digital Voltmeter                 Eng.       Xmtr.


                                                            as of August 1, 1996
                                  Page 6 of 7


#   NAME OF ITEM            MODEL/SERIAL #           DESCRIPTION                       LOCATION              NOTES
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                       DEPT.    PHYSICAL
                                                                                       -----------------
289 Gen. Control Panel      P5A06002/3566            TLA Cont. Panel for Diesel        Eng.       Xmtr.
290 Demco Prod.             None                     375KW Gen.                        Eng.       Xmtr.
291 Water Cooler            TB9-AC4/950178610        Cordley/Elkay                     G&A        Dn. Kit.
292 FM Systems              VM771/R02075             Video Processor                   Eng.       M/C
293 Ford Bronco XLT (3)     1FMCU12TILUA62627        1989                              G&A        Eng.
294 JVC                     BMH1300SU/12030203       13" Color Monitor                 Eng.       Xmtr.
295 Tektronix               TAS465/BO32301           100 MHL Oscope                    Eng.       Xmtr.
296 JVC                     TM-A9U/17070024          9" Color Monitor                  Eng.       Prod.
297 JVC                     TM-A9U/17070022          9" Color Monitor                  Eng.       M/C
298 JVC                     AA-P25OU/12053839        AC P.S. for Camera                Eng.       Prod.
299 Gen. Instrument         CU59OI/150049506         Satellite Receiver                Eng.       M/C
300 Andrew                  LDF-5-50A                105' Heliax, 7/8" Dia.            Eng.       MW Twr.   L45F, L5NF, N-Connector
301 Credenza                Mahogany                 w/Comp. Kbd. Shelf                G&A        GM Off.
302 File Cabinet            Mahogany                 2-Drawer                          G&A        GM Off.
303 Hand Truck                                       Sm. Silver                        Eng.       Xmtr.
304 Hand Truck                                       Pneumatic Tires                   Eng.       M/C
305 Natl. Comp. Outlet      900L2545AMD0895          Server                            Traffic    Sales      Inc. Keyboard


(1) All property secures a loan to AmSouth Bank, as more fully described in
    Schedule 3.15.

(2) Airplay and Color Monitor subject to that Master Lease Agreement number 15215 dated April 6, 1995 with Central Capital Corporation.

(3) Certificate of title individually held by Anthony Fant (will be executed and delivered).

(4) Property is in disrepair; it is not feasible to repair and is to be discarded.


                                                            as of August 1, 1996

                                                                SCHEDULE 3.7




                                  Contracts

Schedule 3-7 -- Contracts and Agreements

Except where expressly noted, all of the following contracts are "Assumed Contracts."

1.      Agreements relating to Real Estate

        M       Alabama Power Company                           Non-exclusive Lease, dated August 1,
                                                                1993, for tower and antenna site

        M       Alabama Power Company                           Lease, dated July 1, 1995

        M       Tom A. Carden                                   Building Lease, dated November 1, 1992,
                                                                office space and broadcasting facilities, as
                                                                extended on July 1, 1996

                Chateau Apartments                              Rental apartment *

                LB Chemical Company                             Warehouse/storage area  *

2.      General Contracts and Agreements

                Associated Press                                AP NewsCenter *         96-98
                                                                AP NewsPower *          96-98
                                                                GraphicsBank *          96-98

                ASCAP                                           Blanket License Fee             1996

                Broadcast Music, Inc.                           Blanket License Fee             1996

                Center Capital Corporation                      Avid AirPlay and Media Composer

                CBS                                             Affiliation Agreement, Newspath
                                                                Agreement, ServiceMark License
                                                                Agreement

                FOX (1)                                         Affiliation Agreement

                Luckie and Company                              Public Relations Firm *

                NAB                                             Member of National Association of
                                                                Broadcasters

                Network Music                                   License                         Renewed *

                Nielsen Media Research                          Index Service Agreement         94-99 *

Petry, Inc.                     Representative Agreement        94-99

SESAC                           Performance License Fees        1996

Software Systems, Inc.          Summit television system        95-98

UPS                             Network servce                  95-96

WP Communications (1)           Affiliation Agreement

Xerox                           Xerox 5028                      96-97


3.      Programming Agreements

Company                         Property                        Season

Allied Communications, Inc.     FilmLeader 3                    95-96
                                High Tide                       95-96
                                Beyond Reality                  95-96
                                FilmLeader Encore 1             96-99
                                FilmLeader Encore 2             96-00

Active Entertainment            Bruno the Kid                   96-98
                                Sky Dancers                     96-97
                                Dragon Flyz                     96-97
                                Monster Mania                   96-97

All American Television         Baywatch Strip                  95-97

CBS/Group W                     Greatest Moments of the         1996
                                  Olympiad

Columbia                        Pegasus 2 *                     96-99
                                Columbia Gold *                 96-99
                                Showcase *                      96-00
                                Gold II *                       96-99
                                Pegasus 3 *                     96-01
                                The Jeffersons *                96-99
                                Good Times *                    96-99
                                Who's the Boss *                96-00
                                All in the Family               96-99
                                Benson *                        96-99
                                Hunter *                        96-99

Conus Communications            All News Channel                95-96

Don Taffner's Entertainment         The Wanderer                  96-96

First Baptist Church of Gadsden     Sunday service                95-96



Genesis                             Scrooge                        96
                                    Marvel Action                 94-96

ITC Distribution                    Mom V Movie Deal Memo         96-97

Kelly News and Entertainment        Strong against Crime          96-97
                                    Fire Rescue                   96-97
                                    Rebecca's Garden              96-97

MCA                                 Airwolf                       97-99
                                    A - Team                      96-99
                                    B.J. Lobo                     96-99
                                    Black Sheep                   96-99
                                    Gimme A Break                 96-99
                                    Simon and Simon               96-99

Mediacast                           Backyard America              95-96

Multimedia Entertainment            Damn Taxes                    96-97
                                                                  95-96
                                    Damn Right                    95-96
                                    Donahue                       95-96
                                    Jerry Springer                95-97

Muller Media                        Prime Target 2                96-97

MG Perin, Inc.                      Coast Guard                   96-97
                                    Miracles                      96-97
                                    Preventions' Body Wise        96-97

Paramount Distribution              The Complete Perry Mason      94-99
                                    Perry Mason Features          96-99
                                    The Complete Lucy             94-99
                                    The Andy Griffith Show        94-99
                                    The Complete Matlock          94-98

Rainbow Church of Christ        Sunday Service                      renewed

Rysher Entertainment            Saved by the Bell                   94-96
                                Lifestyles                          95-96
                                Highlander                          95-96

Samuel Goldwyn                  Theatre 2                           95-96
                                American Gladiators                 94-96
                                Gladiators 2000                     95-96
                                New Adventures of Flipper           95-96

Starcom Entertainment, Inc.     Best Picture Show                   monthly

Tel-A-Cast                      Backyard America                    96-97

Telecast License Agreement      Network One 800\900

TELCO Productions               Emergency                           96-97

Telepictures Distribution       This Old House                      96-97

Tradewinds Television           Live Entertainment Premiere One     95-98
                                The Classic Collection              95-96
                                The Night They Saved Christmas      96-96

Tribune Entertainment           Macy's                              1996
                                Gladiators 2000                     96-97
                                Hollywood Christmas                 1996
                                Live from the Academy Awards        1996
                                Geraldo                             95-96
                                Out of the Blue                     95-96
                                U.S. Farm Report                    95-96
                                Charles Perez                       95-96
                                Flipper                             96-97

Turner Program Services         Jacques Cousteau                    96-96
                                National Geographic on Assignment   96-96
                                The World of National Geographic    95-96
                                Turner Pictures II; Captain Planet
                                Strip; National Geographic Presents;
                                The World of National Geographic:
                                Rediscovery of the World
                                Turner Pictures III                 94-96

Twentieth Century Television       M*A*S*H                         96-98
                                   Gordon Elliott Show             96-97



United Artists                     The Bradshaw Difference         96-97
                                   L.A.P.D.                        96-97
                                   The Good, The Bad and The Ugly
                                   For a Few Dollars More
                                   Jack the Giant Killer
                                   Marty
                                   The Lion's Pride                96-99

Warner Brothers                    TV4 Package                     96-00
                                   Volume 18                       96-98
                                   Volume 19                       96-00
                                   Volume 31                       96-02
                                   Premiere Edition II             96-98
                                   Premiere Edition Three          96-01

Word of Life Church                Services                        renewed

WorldVision                        Beverly Hills 90210             94-96
                                   Little House on the Prairie     96-01




4.      Oral Agreements

        There are no oral agreements relating to the Station or its operation.




(1) The Affiliation Agreements with FOX and The WB have been terminated by Exchanger, effective September 2, 1996.


* -- Not Assumed by Recipient
M -- Material Contract

                                    TRADES
                         AUG. 1, 1995 - JULY 31, 1996


CLIENT                 TOTAL       THEY OWE      STATION OWES         BALANCE
                       TRADE       STATION       CLIENT
T.A.P. Mkt
Gatlinburg           $    3,000    $        0       $      0         $       0
Oleander Resort      $   10,000    $   10,000       $  7,000         $   7,000
(T.A.P. timebank)                                   $  3,000         $   3,000
                                                                     ---------
Total                                                                $  10,000

"The Warehouse"      $    1,015    $    1,015       $      0         $   1,015

Baker Tires          $    1,610    $        0       $      0         $       0

Automotive
  International      $      750    $        0       $      0         $       0

Timberlake
Pet World            $    3,600                     $      0

Merry Maids          $    6,300    $        0       $      0         $       0

Delaney's Furniture  $    2,650    $        0       $    790         $     790

Visions Technology   $    1,925    $        0       $      0         $       0

Bell South Mobility  $ 5,132.40    $ 2,182.40       $      0         $2,182.40

WVOK Radio           $    7,140    $        0       $    770         $     770

WHMA Radio           $   19,855    $        0       $ 10,228         $  10,228

WGAD Radio           $    2,296    $        0       $  2,296         $   2,296

WKXX Radio           $    2,550    $        0       $  1,600         $   1,600
                     ----------    ----------       --------
                     $67,823.40    $13,197.40       $ 25,684

                                                                 SCHEDULE 3.9




                                 Intangibles

Schedule 3.9 -- Intangibles



               There are no intangibles being conveyed herein.

                                                                SCHEDULE 3.11





                              Insurance Policies

Schedule 3.11 -- Insurance Policies

        Type of Insurance       Policy No.      Effective       Expiration
                                                   Date            Date
      ------------------------------------------------------------------------


1.      Commercial General
        Liability               CPP 0663996     2-27-95           2-27-98


2.      See Insurance policies described within Scheduled 3.13

                                                                SCHEDULE 3.13



                               Employee Matters

Schedule 3.13 -- Employee Matters

1.  List of all employees of the station.

Name                              Title                  Salary          Hire Date       Last Salary Increase        Prior Salary
- ---------------------------------------------------------------------------------------------------------------------------------
Bedford, Lisa                                            20,000          7/15/96                   N/A                    N/A
Bellew, Leonard           Switcher/Master Control         5/hr           11/9/94                   N/A                    N/A
Black, Jabal J.           Switcher/Master Control         5/hr          10/25/95                   N/A                    N/A
Brogden, Gregg M.         Sales                          15,600   *      5/16/95                   N/A                    N/A
Chivers, Jimmy C.         Chief Engineer                 26,832          7/22/91              10/11/95                 26,250
Coats, Roy A.             Switcher/Master Control         5/hr           7/13/95                   N/A                    N/A
DeMarco, Shelia           Receptionist                   5.75/hr         5/25/94              10/11/95                5/50/hr
Hood, David                                              21,000          7/29/96                   N/A                    N/A
Humphries, Laurie         Sales                          15,600   *      9/26/94                   N/A                    N/A
Jones-Correy, Jennifer    Traffic                        6.5/hr          11/3/94               3/27/96                6.25/hr
Mason, Sandra P.          Sales                          15,600   *       5/7/96                   N/A                    N/A
McCoy, Jr., Samuel        Switcher/Master Control       5/hr temp.       11/7/94                   N/A                    N/A
McLeod, Tim               Switcher/Master Control        5.5/hr           1/1/90                   N/A                    N/A
Milam, Chris              Switcher/Master Control         5/hr           5/29/95                   N/A                    N/A
Otwell, Bobby             Production/MC Supervisor      6.25/hr           6/3/94              10/11/95                   6/hr
Parks, William            Sales Manager                  80,000   *     11/15/95                5/8/96                 75,000
Phillips, John T.         Switcher/Master Control      5/hr temp.        1/31/96                   N/A                    N/A
Roundtree, Charles        General Manager                75,000          7/11/94                5/8/96                 51,984
Scott, Lee                Switcher/Master Control      5/hr temp.      as needed                   N/A                    N/A
Thrash, Deanine           Switcher/Master Control       4.75/hr          6/13/95                   N/A                    N/A
White, Debra A.           Traffic                       18,512           5/13/92              10/11/95                 18,000
Winsor, Fredrick          National Sales Operator       30,000            7/9/96                   N/A                    N/A

* subject to sales commissions

2. List of employee benefit arrangements.

    A. Company pays one-half of the health insurance premium with Mutual of Omaha, Group Number UWE-7DV9.
    B. Life insurance in the amount of $15,000 furnished employee through Mutual of Omaha.
    C. Opportunity afforded employee to purchase disability insurance with CICA Insurance Group, Group Number 04227.
    D. Opportunity afforded employee to purchase dental insurance through Blue Cross Blue Shield, Account number 36646-999.
    E. Cancer insurance available to employee, at their expense, through AFLAC, Account A6473.
    F. In addition to certain specified paid holidays, employees receive one week of vacation after one full year of service and two weeks vacation after five years of service.
    G.  Employee is entitled to up to five days of sick leave.

3. There are no fixed or contingent liabilities or obligations with respect to any person now or formerly employed.

                                                                SCHEDULE 3.15




                                    Claims

Schedule 3.15 -- Claims



1. WNAL-TV, Inc. v. Stainless, Inc. Case Number: CV 96-S-437-S, in the United States District Court for the Northern District of Alabama, Southern Division. Suit filed on January 16, 1996 by WNAL against Stainless for breach of contract. Lawsuit is in the discovery stage.


2. WNAL-TV v. WTTO, Case number: CV 94 734 DWS, in the Circuit Court of Etowah County, arising out of a title dispute to certain property. Case has been settled and final paperwork is in the process of preparation.

3. Gadsden Broadcasting Company v. WNAL-TV, Case Number: CV 95 807 WHR, in the Circuit Court of Etowah County, Alabama. In December, 1994, WNAL terminated the employment agreement with Donna Baker in response to the written demands to do so from Gadsden Broadcasting (owner of a local radio station), which contended the continued employment of Donna Baker was a violation of a previous non-competition agreement with Ms. Baker. Donna Baker subsequently filed suit against Gadsden Broadcasting Company for several causes of action, including interference with her contract with WNAL, she did not, and has not, sued WNAL. Gadsden Broadcasting has filed a third party complaint against WNAL, claiming that any damage to Baker was the result of WNAL's termination and not the result of anything it has done.


4. Douglas Rowe v. WNAL-TV, Inc. 1994 case in the Small Claims Court for Etowah County, Alabama, arising from a dispute between the Company and employee. Judgment entered in favor of Employee and against Company in the amount of $1,150: Case No. SM94 1934. Company disputes validity of judgment obtained.


5. To the best of Exchangor's knowledge there are no controversies, disputes or proceedings pending, or threatened, between it and any employee (singularly or collectively) of the Station.


6. To the best of Exchangor's knowledge there are (except for any FCC rule-making proceedings generally affecting the broadcasting industry) no claims, legal actions, counterclaims, suits, arbitration, governmental investigations or other legal administrative, or tax proceedings, nor any order, decree or judgment, in progress or pending, nor, to the best of Exchangor's knowledge, threatened, against or relating the Exchangor with respect to its ownership or operation of the Station, or otherwise relating to the Assets or the business or operation of the Station, nor does Exchangor know or have reason to be aware of any basis for the same.


7. To the best of Exchangor's knowledge, there are no charges, complaints, actions, suits, proceedings, hearing investigations, claims or demands against Exchangor under any law, rule, or regulation of any federal, state or local government or agency thereof concerning release or threatened release of hazardous substances, public health and safety, or pollution or protection of the environment, or alleging any failure to comply with any law, rule, or regulation dealing with the environment or the public health and safety or employee health and safety.


8. To the best of Exchangor's knowledge, neither the ownership or use of the properties of the Station nor the conduct of the business of the Station has conflicted with the rights of any other person or entity.


9. There are certain claims and accounts payables, which have been incurred in the normal course of business, for which Exchangor has made arrangements for satisfaction and payment.


10. Exchangor has incurred certain indebtedness to The AmSouth Bank, N.A., evidenced by a Promissory Note, dated January 31, 1995, in the amount of $353,000, a portion of which remains outstanding. Any unpaid balance will be paid at the first closing, as defined herein. This note is secured by Collateral described in that certain loan and Security Agreement of like date, said Collateral comprised of all of the assets of WNAL.


11. A dispute exists between Exchangor and Larcan TTC, arising out of the purchase of a transmitter in 1994. The matter has been referred to insurance carrier, Cincinnati Insurance Company.

                                                                SCHEDULE 3.17




                              Compliance Matters

Schedule 3.17 -- Compliance with Laws



To the best of Exchangor's knowledge, it has complied in all material respects with the Licenses and all federal, state and local laws, rules, regulations, and ordinances applicable to it. Further, neither the ownership or use of the properties of the Station nor the conduct of the Business or operations of the Station conflicts with the rights of any other person entity.

                                                                SCHEDULE 8.2(g)




           Form of Opinions of Exchangor's Counsel (First Closing)

                                                                SCHEDULE 8.2(g)




                               SELLER'S OPINION



        1. Exchangor is a corporation duly organized and in good standing under the laws of the State of Alabama.

        2. Exchangor has full corporate power and authority to execute, deliver and perform the Purchase Agreement and the other Transaction Documents [Transaction Documents shall mean the documents executed and delivered at Closing] to which it is a party. Exchangor's execution, delivery, and performance of the Purchase Agreement and the other Transaction Documents to which it is a party have been duly and validly authorized by all necessary corporate action on the part of Exchangor.

        3. The Purchase Agreement and each of the other Transaction Documents to which Exchangor is a party have been duly executed and delivered by Exchangor and constitute the valid and binding obligation of Exchangor, enforceable against Exchangor in accordance with their respective terms subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereinafter in effect relating to creditors' rights and (ii) the possibility that the remedies of specific performance or injunctive or other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        4. The execution, delivery and performance by Exchangor of the Purchase Agreement and the other Transaction Documents to which Exchangor is a party (a) do not require the consent of any third party under any of the Exchangor Agreements [Exchangor Agreements shall mean such agreements that are certified by Exchangor to Exchangor's counsel to be material to the operation of the business of Exchangor or the transactions contemplated by the Purchase Agreement], other than consents set forth on Schedule 3.3 of the Purchase Agreement; (b) do not violate Applicable Law [Applicable Law means those laws and regulations that a lawyer exercising customary professional diligence would recognize as being applicable to the transactions contemplated by the Transaction Documents] or any law, judgment, order, injunction, decree, which is applicable to Exchangor and known to us; (c) do not, either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, or result in a breach of the terms, conditions or provisions of, or constitute a default under any of the Exchangor Agreements; and (d) do not result in the creation of any lien, charge or encumbrance on any of the Assets pursuant to the terms of any of the Exchangor Agreements.

        5. All bills of sale, assignments, and other conveyancing documents delivered by Exchangor to Buyer on the date hereof are in proper form to convey and assign all of Exchangor's right, title and interest in and to the Tangible Personal Property to Buyer.

        6. The Licenses listed on Exhibit A hereto (the "FCC Licenses") were validly issued to Exchangor, are in full force and effect and are not subject to any condition other than such conditions that are set forth in the FCC Licenses.

        Opinion 6 to be provided by Exchangor's FCC counsel.

                                                                SCHEDULE 8.3(d)




           Form of Opinions of Recipient's Counsel (First Closing)

                                                                SCHEDULE 8.3(d)




                               BUYER'S OPINION




        1. Recipient is a corporation duly organized and in good standing under the laws of the State of ________________.

        2. Recipient has full corporate power and authority to execute, deliver and perform the Exchange Agreement and the other Transaction Documents [Transaction Documents shall mean the documents executed and delivered at Closing] to which it is a party. Recipient's execution, delivery, and performance of the Purchase Agreement and the other Transaction Documents to which it is a party have been duly and validly authorized by all necessary corporate action on the part of Recipient.

        3. The Purchase Agreement and each of the other Transaction Documents to which Recipient is a party have been duly executed and delivered by Recipient and constitute the valid and binding obligation of Recipient, enforceable against Recipient in accordance with their respective terms subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereinafter in effect relating to creditors' rights and (ii) the possibility that the remedies of specific performance or injunctive or other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        4. The execution, delivery and performance by Recipient of the Purchase Agreement and the other Transaction Documents to which it is a party
(a) do not require the consent of any third party under any of the Recipient Agreements [Recipient Agreements shall mean such agreements that are certified by Recipient to Recipient's counsel to be material to the operation of Recipient's business or the transactions contemplated by the Purchase Agreement]; (b) do not violate any provisions of Recipient's corporate charter or bylaws; (c) do not violate any Applicable Law [Applicable Law means those laws and regulations that a lawyer exercising customary professional diligence would recognize as being applicable to the transactions contemplated by the Transaction Documents], or judgment, order, injunction, or decree, which is applicable to Recipient and known to us; and (d) do not, either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, or result in a breach of the terms, conditions or provisions of, or constitute a default under any of the Buyer Agreements.

                                                                SCHEDULE 10.2(d)





           Form of Opinions of Exchangor's Counsel (Second Closing)

                                                               SCHEDULE 10.2(d)



                             EXCHANGOR'S OPINION



        1. Exchangor is a corporation duly organized and in good standing under the laws of the State of Alabama.

        2. Exchangor has full corporate power and authority to execute, deliver and perform the Purchase Agreement and the other Transaction Documents [Transaction Documents shall mean the documents executed and delivered at Closing] to which it is a party. Exchangor's execution, delivery, and performance of the Purchase Agreement and the other Transaction Documents to which it is a party have been duly and validly authorized by all necessary corporate action on the part of Exchangor.

        3. The Purchase Agreement and each of the other Transaction Documents to which Exchangor is a party have been duly executed and delivered by Exchangor and constitute the valid and binding obligation of Exchangor, enforceable against Exchangor in accordance with their respective terms subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereinafter in effect relating to creditors' rights and
(ii) the possibility that the remedies of specific performance or injunctive or other forms of equitable relief may be subject to certain equitable therefor defenses and to the discretion of the court before which any proceeding may be brought.

        4. The execution, delivery and performance by Exchangor of the Purchase Agreement and the other Transaction Documents to which Exchangor is a party (a) do not require the consent of any third party under any of the Exchangor Agreements [Exchangor Agreements shall mean such agreements that are certified by Exchangor to Exchangor's counsel to be material to the operation of the business of Exchangor or the transactions contemplated by the Purchase Agreement], other than consents set forth on Schedule 3.3 of laws and regulations that a lawyer exercising customary professional diligence would recognize as being applicable to the transactions contemplated by the Transaction Documents] or any law, judgment, order, injunction, decree, which is applicable to Exchangor and known to us; (c) do not, either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, or result in a breach of the terms, conditions or provisions of, or constitute a default under any of the Exchangor Agreements; and (d) do not result in the creation of any lien, charge or encumbrance on any of the Assets pursuant to the terms of any of the Exchangor Agreements.

        5. All bills of sale, assignments, and other conveyancing documents delivered by Exchangor to Buyer on the date hereof are in proper form to convey and assign all of Exchangor's right, title, and interest in and to the Tangible Personal Property to Buyer.

        6. The Licenses listed on Exhibit A hereto (the "FCC Licenses") were validly issued to Exchangor, are in full force and effect and are not subject to any condition other than such conditions that are set forth in the FCC Licenses.

        7. The FCC has granted its consent to the assignment of the FCC Licenses from Exchangor to Buyer (the "FCC Consent"). To the best of the our knowledge based solely on a review of the FCC's files and records and the Officer's Certificate, the FCC Consent has not been reversed, stayed, enjoined, set aside, annulled or suspended, no requests have been filed for administrative or judicial review, reconsideration, appeal or stay of the FCC Consent, and the time periods for filing any such requests and for the FCC to set aside the FCC Consent on its own motion have expired.

        Opinion 6-7 to be provided by Exchangor's FCC counsel.

                                                                SCHEDULE 10.3(d)




            Form of Opinions of Recipient Counsel (Second Closing)

                                                                SCHEDULE 10.3(d)



                             RECIPIENT'S OPINION


        1. Recipient is a corporation duly organized and in good standing under the laws of the State of Florida.

        2. Recipient has full corporate power and authority to execute, deliver and perform the Exchange Agreement and the other Transaction Documents [Transaction Documents shall mean the documents executed and delivered at Closing] to which it is a party. Recipient's execution, delivery, and performance of the Purchase Agreement and the other Transaction Documents to which it is a party have been duly and validly authorized by all necessary corporate action on the part of Recipient.

        3. The Purchase Agreement and each of the other Transaction Documents to which Recipient is a party have been duly executed and delivered by Recipient and constitute the valid and binding obligation of Recipient, enforceable against Recipient in accordance with their respective terms subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereinafter in effect relating to creditors' rights and (ii) the possibility that the remedies of specific performance of injunctive or other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        4. The execution, delivery and performance by Recipient of the Purchase Agreement and the other Transaction Documents to which it is a party
(a) do not require the consent of any third party under any of the Recipient Agreements [Recipient Agreements shall mean such agreements that are certified by Recipient to Recipient's counsel to be material to the operation of Recipient's business or the transactions contemplated by the Purchase Agreement]; (b) do not violate any provisions of Recipient's corporate charter or bylaws; (c) do not violate any Applicable Law [Applicable Law means those laws and regulations that a lawyer exercising customary professional diligence would recognize as being applicable to the transactions contemplated by the Transaction Documents], or judgment, order, injunction, or decree, which is applicable to Recipient and known to us; and (d) do not, either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, or result in a breach of the terms, conditions or provisions of, or constitute a default under any of the Buyer Agreements.

resolve the dispute within thirty (30) days. The accountant's resolutions of the dispute shall be final and binding on the parties, and a judgment may be entered thereon in any court of competent jurisdiction.

         2.4     Payment of Purchase Price.

                 (a) At the Closing, Buyer shall pay to Seller the Purchase Price adjusted pursuant to Section 2.3(a) hereof by federal wire transfer of immediately available funds pursuant to wire instructions delivered by Seller at least two (2) Business Days prior to the Closing Date.

                 (b) If as a result of the final determination of the adjustments to the Purchase Price pursuant to Section 2.3(c) following the Closing, (i) Buyer is determined to owe an amount to Seller, Buyer shall pay such amount to Seller in immediately available funds within five (5) Business Days of the date of such final determination or (ii) Seller is determined to owe an amount to Buyer, Seller shall pay such amount to Buyer in immediately available funds within five (5) Business Days of the date of such final determination.

         2.5 Assumption of Liabilities and Obligations. As of the Closing Date, Buyer shall assume and undertake to pay, discharge, and perform all obligations and liabilities of Seller under the Licenses to the extent that either (i) the obligations and liabilities relate to the period from and after the Closing Date or (ii) the Purchase Price was reduced pursuant to Section 2.3(a) hereof as a result of the proration of such obligations and liabilities. Buyer shall not assume any other obligations or liabilities of Seller, including (i) any obligations or liabilities under any Contract, (ii) any claims or pending litigation or proceedings relating to the operation of the Station prior to the Closing, (iii) any obligations or liabilities of Seller under any employee pension, retirement, or other benefit plans or with respect to commissions, wages, bonuses, incentive payments, vacation pay, sick leave, severance benefits, or other benefits of employees or former employees of Seller or their beneficiaries, (iv) any obligations or liabilities of Seller with respect to any Excluded Assets, or (v) any obligations or liabilities caused by, arising out of, or resulting from any action or omission of Seller prior to the Closing.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as follows:

         3.1 Standing. Seller is a corporation duly organized, validly existing, and in good standing under the laws of Wyoming. Seller has all requisite corporate power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and





                                     - 6 -